                         DATED       17th April 2000
                -----------------------------------------------------

                           XCEL POWER SYSTEMS LIMITED

                                       and

                         THE VENDORS (as defined herein)

                                       and

                       THE WARRANTORS (as defined herein)

                            SHARE PURCHASE AGREEMENT

                            THE BELIX COMPANY LIMITED

                                   PIPER SMITH
                                        &
                                     BASHAM

                                   SOLICITORS

                      31 Warwick Square - LONDON - SWlV 2AF


Index to Clauses
1    Interpretation

2    Agreement for sale

3    Purchase consideration

4    Adjustments to purchase consideration

5    Conditions and rescission

6    Completion and post-completion

7    Warranties and undertakings

8    Shareholders' Loan

9    Dividend

10   Pensions

11   Restrictive agreement

12   Warrantors' protection

13   General

14   Costs

15   Entire agreement

16   Notice

17   Effect of Completion

18   Counterparts

19   Set-off

20   Applicable law

Schedule 1   Vendors' holdings

Schedule 2   Details of group companies

Schedule 3   Warranties

Schedule 4   Deed of indemnity Schedule 5 Short particulars of the properties

Schedule 6   Pension arrangements Schedule 7 Warrantors' protection provisions

THIS AGREEMENT is made the  17th day of April 2000

BETWEEN:

1 'The Vendors': the persons whose names and addresses are set out in column 1 of Part 1 of Schedule 1.

2 'The Purchaser': Xcel Power Systems Limited (registered no 0575679) whose registered ofFace is at Brunswick Road, Cobbs Wood, Ashford, Kent TN23 1EB.

3 'The Warrantors': the persons whose names and addresses are set out in Part 2 of Schedule 1

Whereas:

(A) The Belix Company Limited (registered no 1567245) ("the Company") was incorporated in England and Wales on 10th June 1981 under the Companies Acts 1948 to 1980 with the name Techview Limited. It changed its name on 24th December 1991 to The Belix Company Limited.

(B) The Vendors are the legal owners of the entire issued share capital of the Company in the amounts set out in column (2) of Part 1 of Schedule I and have the right, power and authority to sell and transfer the Shares set out opposite their respective names in column (2) of Part 1 of Schedule 1 to the Purchaser, together with the legal and beneficial ownership thereto with full title guarantee free from any claims, charges, liens, encumbrances or equities that will prevent the sale of such of the Shares or the legal and beneficial interest therein to the Purchaser or which may attach thereto after such sale.

(C) The Vendors are willing to sell and the Purchaser is willing to purchase the Shares on the terms and subject to the conditions of this agreement.

(D) The Warrantors are entering into this agreement for the purpose of giving the Warranties and certain covenants.

Operative provisions:

1.       INTERPRETATION

1.1      In this agreement, including the Schedules other than Schedule 4:

1.1.1 the following words and expressions have the following meanings, unless they are inconsistent with the context:

         'AGREED FORM' the written form agreed between the parties on or prior to the date of this agreement and initialled for the purpose of identification by their respective solicitors

         'BAD LEAVER' means:

         (i) a Leaver where the cessation of employment is as a result of the relevant Vendor

         (a) resigning (other than a termination as a result of incapacity due to ill health (save where such ill-health arises as a result of an abuse of alcohol or drugs) or;

         (b) being dismissed in circumstances where the Company is not liable to pay such Leaver any damages or compensation for the cessation of his employment or to the extent damages or compensation are payable, such damages or compensation relate to the decision of an industrial tribunal that the procedure contained in the clause dealing with grievance procedures of that Leaver's service agreement with the Company, or any other procedure adopted by the Company, was not a fair and proper procedure;

         For the avoidance of doubt, a Leaver is not a Bad Leaver where the board of directors of the Purchaser accepts his resignation;

         'CA' Companies Act 1985

         'CAA' Capital Allowances Act 1990

         'COMPANIES ACTS' CA, the former Companies Acts (within the meaning of CA s 735(1)) and the Companies Act 1989

         'COMPANY' The Belix Company Limited more particulady detailed in Part 1 of Schedule 2

         'COMPANY'S AUDITORS' KPMG at PO Box 695, 8 Salisbury Square, London EC4Y 8BB.

         'COMPLETION' completion of the purchase of the Shares in accordance with clause 6

         'COMPLETION ACCOUNTS' the consolidated balance sheet of the Group Companies as at the Effective Date contained within the management accounts of the Group Companies for the period from 1st June 1999 to the Effective Date

         'COMPLETION DATE' the date of actual completion of the matters set out in clause 6

         'DEBENTURE' the debenture in the Agreed Form to be granted by the Purchaser to the Vendors as security for the Shareholders' Loan, the Dividend and the part of the consideration referred to in clause 3.1.2 by way of a fixed and floating charge over the assets of the Purchaser (which for the avoidance of doubt shall exclude the Group Companies) and ranking behind the security granted by the Purchaser to its bankers as determined by a deed of priority in the Agreed Form

         'DEED OF INDEMNITY' a deed in the form set out in Schedule 4

         'DIRECTORS' the persons specified as directors of the Company in Part 1 of Schedule 2

         'DISCLOSURE LETTER' the disclosure letter of the same date as this agreement from the Warrantors to the Purchaser

         'DIVIDEND' L93,000 being the aggregate of the dividends on the issued ordinary shares of the Company declared on 30th June 1998 and 2nd February 1999 respectively but which remains unpaid as at the date of this agreement

         'EFFECTIVE DATE' 31st March 2000

         'FA' Finance Act

         'FRS' a financial reporting standard issued by The Accounting Standards Board Limited or an SSAP

         'GOOD LEAVER' any Leaver other than a Bad Leaver;

         'GROUP COMPANIES' the Company and its Subsidiaries for the time being and 'GROUP COMPANY' shall mean any of them

         'ICTA' Income and Corporation Taxes Act 1988

         'INTELLECTUAL PROPERTY RIGHTS' patents, patent applications, know-how, trade marks, trade mark applications, trade names, registered designs, copydght or other similar intellectual or commercial right

         'ITA' Inheritance Tax Act 1984

         'LAST ACCOUNTS DATE' 31 May 1999 (being the date to which the Principal Accounts have been prepared)

         'LEAVER' any Vendor who is employed by the Company or another member of the Xcel Group immediately following Completion and who dies or who ceases to be an employee of the Company or such other member of the Xcel Group. In this definition and in the definition of "Bad Leaver" any reference to the date of cessation of employment (or similar) shall be the date upon which the relevant Vendor gives or is given notice of termination of his contract of employment

         'LENDERS' those persons whose names and addresses appear in Part 3 of
         Schedule 1

         'NET ASSETS' the aggregate nominal value of the issued share capital of the Company plus or minus the amount standing to the credit of or debited to reserves (including profit and loss account and capital redemption reserve account but before dividends and taxation), as shown in the Completion Accounts

         'PLANNING ACTS' as defined in the Town and Country Planning Act 1990, s 336

         'PRINCIPAL ACCOUNTS' the audited balance sheet as at the Last Accounts Date and audited profit and loss account for the year ended on the Last Accounts Date of each Group Company, including in the case of the Company the audited consolidated balance sheet as at that date and the audited consolidated profit and loss account for that year and the directors' report and notes

         'PROPERTIES' the properties of the Group Companies shortly described in
         Schedule 5

         'PURCHASER'S SOLICITORS' Piper Smith & Basham of 31 Warwick Square, London SW1V 2AF

         'SALES' the aggregate amount (excluding VAT) invoiced by Xcel Group in each of the calendar years ending 31 December 2000 and 31st December 2001

         'SHARES' the 60,000 ordinary shares of L1 each and the 40,000 cumulative convertible participating preferred ordinary shares of L1 each in the capital of the Company comprising the whole of its issued and allotted share capital

         'SHAREHOLDERS' LOAN' a loan made by the Lenders to the Company of which L124,381.26 remains outstanding as at the date of this agreement in the proportions set out in Part 3 of Schedule 1 as documented in a loan agreement a copy of which is set out in Appendix 1

         'SUBSIDIARIES' the companies detailed in Part 2 of Schedule 2 and 'SUBSIDIARY' shall mean any one of them

         'TAXATION' the same meaning as in the Deed of indemnity

         'TCGA' Taxation of Chargeable Gains Act 1992

         'TMA' Taxes Management Act 1970

         'VATA' Value Added Tax Act 1994

         'VENDORS' SOLICITORS' Keene Marsland, Dragoon House, 37 Artillery Lane, Bishopsgate, London E1 7LT

         'WARRANTIES' the warranties and undertakings of the Warrantors contained in clause 7 and Schedule 3 'WARRANTY CLAIM' any claim made by the Purchaser for breach of any of the Warranties or any claim made by any Group Company under the Deed of Indemnity

         'XCEL GROUP' the Purchaser and the Group Companies

1.1.2 all references to a statutory provision shall be construed as including references to:

         (a) any statutory modification, consolidation or re-enactment (whether before or after the date of this agreement) for the time being in force;

         (b) all statutory instruments or orders made pursuant to a statutory provision;

         (c) any statutory provisions of which a statutory provision is a modification, consolidation or re-enactment;

1.1.3 any reference to the Vendors or Warrantors includes, where appropriate, their personal representatives;

1.1.4 a reference to an SSAP is a reference to a statement of standard accounting practice adopted by The Accounting Standards Board Limited;

1.1.5 except where the context otherwise requires words denoting the singular include the plural and vice versa; words denoting any one gender include all genders; words denoting persons include firms and corporations and vice versa;

1.1.6    unless otherwise stated, a reference to a clause or sub-clause or a
Schedule is a reference to a clause or a sub-clause of or a Schedule to this agreement.

1.2 Clause headings in this agreement and in the Schedules are for ease of reference only and do not affect the construction of any provision.

2.       AGREEMENT FOR SALE

2.1 Subject to the terms and conditions of this agreement each of the Vendors shall sell the number of Shares set out opposite their respective names in column (2) of Part I of Schedule 1 with full title guarantee and the Purchaser shall purchase the Shares free from all claims charges liens encumbrances options rights of pre-emption or equities that will prevent the sale of such of the Shares or the legal and beneficial interest therein to the Purchaser or which may attach thereto after such sale with effect from the Completion Date.

2.2 Each of the Vendors hereby waives any pre-emption rights he may have in relation to any of the Shares under the articles of association of the Company or otherwise.

3.       PURCHASE CONSIDERATION

3.1 The purchase consideration for the Shares shall (subject to adjustment pursuant to the provisions of clause 4.4) be the aggregate of:

3.1.1    the sum of L500,000 which shall be paid in cash at Completion;
and

3.1.2 an amount equal to 5% per cent of the Sates in each of the two years ending on the 31st December 2000 and 31st December 2001 which amounts shall be paid as provided in clause 4.6.

3.2 The Vendors shall be entitled to the purchase consideration in proportion to their holdings of the Shares for which purpose all of the Shares shall rank equally.

4.       ADJUSTMENTS TO PURCHASE CONSIDERATION

4.1 The Purchaser and the Warrantors shall jointly use all their respective reasonable endeavours to procure that as soon as practicable and in any event no later than the 31st May 2000 the Completion Accounts shall be prepared by the Company on the basis of the same accounting standards and principles as utilised in the preparation of the management accounts of the Group Companies in the period of 12 months immediately preceding the Effective Date.

4.2 Forthwith after preparation of the Completion Accounts copies thereof shall be circulated to the parties and if the Vendors and the Purchaser are unable to agree the Net Assets thereby disclosed within 28 days of the distribution of the Completion Accounts to the parties they shall be referred to an independent chartered accountant to be nominated in the absence of agreement between the Vendors and the Purchaser by the President for the time being of the Institute of Chartered Accountants of England and Wales whose decision (acting as an expert and not as an arbitrator) as to the amount of the Net Assets shall (in the absence of manifest error) be final and binding on the parties. The costs of the said accountant shall be borne by the parties in such proportion as the said accountant shall determine PROVIDED that it is agreed that 3i plc's maximum contribution to such costs shall not exceed L2,500 (including any interest payable) or 20% of such costs (whichever is the lesser) and Barrington House Nominees Limited's maximum contribution to costs shall not exceed
L2,500 (including any interest payable) or 20% of such costs (whichever is the lesser), In the event that any of the Vendors' proportion of the said accountant's costs are outstanding and unpaid as a result of the maximum cap as referred to above in this clause in relation to the contributions of 3i plc and Barrington House Nominees Limited such outstanding and unpaid costs shall be paid by the Warrantors in the proportions set out against their names in Column 2 of Part 2 of Schedule 1.

4.3 The parties shall disclose to the Company and to the said independent chartered accountant (if applicable) all relevant facts and information for the purposes of preparing the Completion Accounts and determining the Net Assets.

4.4 If the Net Assets amount to less than L205,883 the purchase consideration for the Shares shall be reduced by an amount not exceeding L500,000 (including any interest payable thereon) provided that in the case of 3i plc and Barrington House Nominees Limited their total liability pursuant to this clause 4.4 and 4.5 shall not exceed L50,000 each including any interest payable thereon, equal to the amount of that shortfall and the amount of the reduction shall be deducted by the Purchaser (together with interest pursuant to clause 4.5) from the first (or if not sufficient to meet such liability then from the subsequent) payment(s) due to the Vendors pursuant to clause 3.1.2 (unless repaid eadier pursuant to clause 4.5) in the proportions set out in column (3) of Part I of Schedule 1. In the event that there are no payments or insufficient payments due to the Vendors pursuant to clause 3.1.2 to cover the amount of any shortfall, that shortfall will not be recoverable from the Vendors.

4.5 In the event that any shortfall in the Net Assets shall occur the amount of such shortfall (or any outstanding part thereof) shall bear interest from the date of delivery of the Completion Accounts until the date such shortfall is deemed to be repaid by deduction pursuant to clause 4.4 at the rate of 3 per cent per annum above the base rate of HSBC Bank PLC from time to time provided that in the event that all or any of the Vendors shall choose to repay such shortfall (or any part thereof) directly to the Purchaser prior to such sum being deemed to be repaid by deduction pursuant to clause 4.4 then such part of the shortfall repaid earlier shall cease to accrue interest at the date cleared funds are received by the Purchaser.

4.6 The payments to be made pursuant to clause 3.1.2 (less any deductions pursuant to clauses 4.4 and 19.1) shall be made within 120 days of the 31st December 2000 and 31st December 2001 respectively to such account in the United Kingdom as each Vendor shall notify to the Purchaser in writing and failing payment in full on the date due shall bear interest (as well after as before judgement) at the rate of 3 per cent per annum above the base rate of HSBC Bank PLC from time to time.

5.       CONDITIONS

5.1 The Purchaser shall not be obliged to complete the sale of any of the Shares unless the purchase of all the Shares is completed simultaneously in accordance with the terms of this agreement.

5.2 Each of the Vendors shall not be obliged to complete the sale of any of his/hefiits shares unless the sale of all the Shares is completed simultaneously in accordance with the terms of this agreement.

6.       COMPLETION AND POST-COMPLETION

6.1 Completion shall take place at the offices of the Purchaser's Solicitors when, subject to clause 6.7, all the transactions mentioned in the following sub-clauses shall take place.

6.2      The Vendors shall deliver to the Purchaser:

6.2.1 duly completed and signed transfers in favour of the Purchaser or as it may direct in respect of his/her/its Shares together with his/her/its relative share certificates;

6.2.2 the deed of priority in the Agreed Form duly signed by all the Vendors And the Warrantors shall deliver to the Purchaser: 6.2.3 duly completed and signed transfers in favour of the Purchaser or as it may direct of all shares of the Subsidiaries of the Company which are not registered in the name of the Company together with the relative share certificates;

6.2.4 the resignations of the directors and secretaries from their respective offices in each Group Company and the resignation of the directors (other than Stephen Pellett, Paul Stokes, Barry Vince and Gordon Stroud) as employees of each Group Company with a written acknowledgement from each of them executed as a deed in such form as the Purchaser requires that he has no claim against any Group Company in respect of breach of contract, compensation for loss of office, redundancy or unfair dismissal or on any other grounds whatsoever;

6.2.5 the statutory books of each Group Company complete and up-to-date and their certificates of incorporation and common seals;

6.2.6    [deleted];

6.2.7 the title deeds relating to each of the Properties as referred to in the Disclosure Letter (including those referred to in Schedule 5);

6.2.8    [deleted];

6.2.9 written confirmation from each of the Vendors that there are no subsisting guarantees given by any Group Company in their favour and that save for repayment of the Shareholders' Loan and interest thereon end payment of the Dividend none of the Vendors is indebted to any Group Company or vice versa at the date of this agreement;

And 3i plc and Barrington House Nominees Limited shall each deliver to the
Purchaser:

6.2.10 written confirmation that there are no subsisting guarantees given by any Group Company in their respective favours and that they are not indebted to any Group Company or vice versa at the date of this agreement

6.3 The Warrantors shall repay all monies then owing by them to any Group Company whether due for payment or not.

6.4 The Warrantors shall procure that Sandra Roberts enters into a service agreement with Xcel Power Systems Limited in the Agreed Form and Stephen Pellett will agrees to continue his employment with Belix Power Conversion Limited under his existing contract of employment.

6.5 The Warrantors shall deliver to the Purchaser the Deed of Indemnity duly executed by the Warrantors and the Company;

6.6      Board meetings of each Group Company shall be held at which:

6.6.1 such persons as the Purchaser may nominate shall be appointed additional directors;

6.6.2 the transfers referred to in clauses 6.2.1 or 6.2.2 (as the case may be) shall be approved (subject to stamping); and

6.6.3 the resignations referred to in clause 6.2.3 shall be submitted and accepted.

6.7 Upon completion of the matters referred to in clauses 6.2 to 6.6 the Purchaser shall:

6.7.1 deliver to the client account of the Vendors' Solicitors by telegraphic transfer the sum of L500,000 in respect of the part of the purchase consideration referred to in clause 3.1.1; and

6.7.2 deliver to the Vendors the Debenture and the deed of priority in the Agreed Form (the latter being signed by the Purchaser and its bankers) as security for the Shareholders' Loan and the Dividend end the part of the consideration referred to in clause 3.1.2 subject to the deed of priority in the Agreed Form.

6.8 The Purchaser may in its absolute discretion waive any requirement contained in clauses 6.2 to 6.6 and shall not be obliged to complete the purchase of any of the Shares unless the purchase of all the Shares is completed in accordance with this agreement.

6.9 During the period from the date of this agreement to 31st December 2001 the Purchaser undertakes to each of the Vendors that:

6.9.1 it will maintain and complete accurate records of Sales and promptly enter any relevant records relating thereto in the records of Xcel Group;

6.9.2 it will provide monthly reports to the Vendors detailing orders received, amounts invoiced and shipments of goods made and permit the Vendors or their authorised agents (so far as permitted by law) to inspect and take copies of the relevant records;

6.9.3 it shall not deliberately take any action the effect of which is to cause Sales that would have arisen in either the year ending 31st December 2000 or 31st December 2001 to fall in to the following year;

6.9.4 in calculating the amount of the Sales any Sales which do not occur at the normal full margin to any Microtel Group Company shall for the purpose of calculating Sales be treated as having occurred at the normal full margin price. Any dispute in this respect shall be settled in accordance with the provisions of clause 6.11. For the purpose of this clause "Microtel Group Company" means Microtel International Inc. and any of its subsidiaries;

6.9.5 should the Xcel Group be subject to a change of control the rights and obligations under this agreement shall be unaffected;

6.9.6 in the event that the Xcel Group is broken up or any action taken the effect of which is to prevent the Xcel Group from continuing to conduct its business in the ordinary course (a "Material Event") then all outstanding monies due under this agreement from any of the parties to any other of the parties (and whether due then for payment or not) shall immediately become due and payable. In the case of the deferred payments due under clause 3.1.2 the amount due shall be determined by reference to a notional Sales value calculated as follows:

                                ((A x 730)/B) - C

where:   A= Sales from 1st January 2000 to the date of the Material Event

         B= Number of days elapsed from 1st January 2000 to the date of the Material Event

         C= Any monies already paid pursuant to clause 3.1.2

6.10 With respect to the information to be provided to the Vendors pursuant to clause 6.9 each of the Vendors covenants on his/her/its own behalf to the Purchaser that he/she/it will keep secret and confidential and not use disclose or divulge to any third party or knowingly enable or cause any person to become aware of such information save for its professional advisors and those who need to know for the purpose of confirming the amount of the Sales or save as required to be disclosed by an order of a court or tribunal of competent jurisdiction or stock exchange or taxing authority (provided that if practicable the Purchaser is given prior notice of such intended disclosure) or such information comes into the public domain otherwise than as a result of its disclosure by any of the Vendors.

6.10 6.11 In the event that any dispute arises between the Vendors and the Purchaser in relation to the amount of the Sales it shall in the absence of agreement between the parties within 28 days of such dispute arising be referred to an independent chartered accountant to be nominated in the absence of agreement between the Vendors and the Purchaser by the President for the time being of the Institute of Chartered Accountants of England and Wales whose decision (acting as an expert and not as an arbitrator) as to the amount of the Sales shall (in the absence of manifest error) be final and binding on the parties. The costs of the said accountant shall be borne by the parties in such proportion as the said accountant shall determine PROVIDED that it is agreed that in relation to determining the amount of Sales for each of the calendar years ending 31st December 2000 and 31st December 2001, 3i plc's maximum contribution to such accountant's costs shall not exceed (pound)2,500 (including any interest payable) or 20% of such costs (whichever is the lesser) and Barrington House Nominees Limited's maximum contribution to such costs shall not exceed (pound)2,500 (including any interest payable) or 20% of such costs (whichever is the lesser). In the event that any of the Vendors' proportion of the said accountant's costs are outstanding and unpaid as a result of the maximum cap as referred to above in this clause in relation to the contributions of 3i plc and Barrington House Nominees Limited such outstanding and unpaid costs shall be paid by the Warrantors in the proportions set out against their names in Column 2 of Part 2 of Schedule 1.

6.12 The Purchaser and those of the Vendors who are parties to the Shareholders' Loan in respect of certain obligations entered into by them with the Royal Bank of Scotland PLC and Stephen Pellett in respect of a personal guarantee given to Wagon Finance Limited pursuant to the terms of a Lease Purchase Agreement dated 3rd August 1999 regarding a Ford Scorpio motor car registration number P808 NMJ shall use their best endeavours to procure the release of the relevant Vendor from their obligations as soon as reasonably practicable following the date of this Agreement and pending such release the Purchaser shall indemnify such relevant Vendor against all liabilities that they may incur in respect thereof which may arise after the date of this Agreement provided that in the event that if any such relevant Vendor shall receive any claim or demand in respect of such arrangements they shall immediately notify the Purchaser in writing and shall make no admission agreement or compromise in respect thereof without prior consultation with the Purchaser.

7.       WARRANTIES AND UNDERTAKINGS

7.1 Each Vendor severally warrants to the Purchaser on his/her/its own behalf that:

7.1.1 he/she/it has and will have full power and authority to enter into and perform this agreement;

7.1.2 there is and at Completion will be no pledge, lien or other encumbrance on, over or affecting the Shares set out opposite his/her/its name in column (2) of Part 1 of Schedule 1 that will prevent the sale of such of the Shares or the legal and beneficial interest therein to the Purchaser or which may attach thereto after such sale and there is and at Completion will be no agreement or arrangement to give or create any such encumbrance and no claim has been or will be made by any person to be entitled to any of the foregoing;

7.1.3 he/she/it will be entitled to transfer the full legal and beneficial ownership of the Shares set out opposite his name in column (2) of Part 1 of
Schedule 1 to the Purchaser on the terms of this agreement without the consent of any third party;

7.2      The Warrantors jointly and severally warrant to the Purchaser that:

7.2.1 the Deed of Indemnity when executed will constitute binding obligations on them in accordance with their respective terms;

7.2.2 the Subsidiaries listed in Schedule 2 are all the present Subsidiaries of the Company;

7.2.3 the information in Schedule 2 relating to the Group Companies is true and accurate in all respects;

7.2.4 the Company is the sole beneficial owner of the shares in the Subsidiaries of the Company listed in the last column of Part 2 of Schedule 2 free from any encumbrance;

7.2.5 save as set out in the Disclosure Letter the Warranties in Schedule 3 are true and accurate in all material respects;

7.2.6 the contents of the Disclosure Letter and of all accompanying documents are true and accurate in all material respects and fully, fairly and accurately disclose every matter to which they relate.

7.3 The Warrantors hereby acknowledge that the Purchaser has been induced to enter into this agreement and to purchase the Shares on the basis of the Warranties and representations contained in this agreement and the Disclosure Letter and the agreements in the Agreed Form.

7.4 The Warrantors hereby agree and undertake with the Purchaser that if at any time after the Completion Date it shall be found that any matter which is the subject of any of the Warranties is not at the date hereof as warranted or represented save as set out in the Disclosure Letter and the Purchaser or the Company or any of the Group Companies has incurred or incurs by virtue thereof a liability or increases any existing liability or the amount or value of any asset reputed to exist under the Warranties or any asset of the Group Companies is or becomes less than the amount or value which it would have been had there been no breach of the Warranties, the Warrantors shall subject to the provisions of clause 12 and Schedule 7 on demand by the Purchaser make payment to the Purchaser (or as it may direct) an amount equal to such decrease in the amount or value of such asset or reputed asset or an amount equal to the increase in any liability or an amount equal to any liability thereby created which payment shall be treated by the parties as a reduction in the Consideration for the Shares. In respect of any payment due from the Warrantors under this clause 7.4 the Purchaser may if it is satisfied that it will be or has been subject to a liability to taxation on any sum payable by the Warrantors under this clause calculate and demand in writing from the Warrantors from time to time such amount as will ensure that the net receipt to the Company (after taxation) in respect of the payment is the same as it would have been were the payment not subject to taxation in the hands of the Company.

7.5 In the event that any payment due pursuant to clause 7.4 is not made within 21 days of the date demanded by the Purchaser the amount of such payment due shall bear interest from the date demanded until the date of actual payment at the rate of 3 per cent per annum above the base rate of HSBC Bank PLC from time to time.

7.6 Where any Warranty refers to the knowledge, information, awareness or belief of the Warrantors the liability of the Warrantors shall not be limited to matters of which they are actually aware but shall also extend to matters of which they would have been aware had they made all reasonable and diligent enquiry to ascertain if the relevant information is true and accurate and not misleading save that the provisions of this clause shall not apply to clauses
2.9.1 and 5.3.1 of Schedule 3.

7.7 Each of the Warranties is without prejudice to any other Warranty and, except where expressly stated otherwise, no clause of this agreement shall govern or limit the extent or application of any other clause.

7.8 Each of the Warrantors undertakes that they have fully and fairly disclosed in writing to the Purchaser any event or circumstance which has arisen or become known to him prior to Completion and which (subject to the provisions of clause 12 and Schedule 3) is inconsistent with any of the Warranties or the contents of the Disclosure Letter.

7.9 The rights and remedies of the Purchaser in respect of any breach of the Warranties shall not be affected by Completion, by any investigation made by it or on its behalf into the affairs of any Group Company, by its rescinding or failing to rescind this agreement, or failing to exercise or delaying the exercise of any right or remedy, or by any other event or matter, except a specific and duly authorised written waiver or release, and no single or partial exercise of any right or remedy shall preclude any further or other exercise.

7.10 None of the information supplied by any Group Company or its professional advisers to any of the Warrantors or their agents, representatives or advisers in connection with the Warranties and the contents of the Disclosure Letter, or otherwise in relation to the business or affairs of any Group Company, shall be deemed a representation, warranty or guarantee of its accuracy by the Group Company to the Warrantors, and the Warrantors waive any claims against the Group Company which they might otherwise have in respect of it.

7.11 Notwithstanding any rule of law or equity to the contrary, any release, waiver or compromise or any other arrangement of any kind whatever which the Purchaser may agree to or effect in relation to one of the Warrantors in connection with this agreement, and in particular the Warranties, shall not affect the rights and remedies of the Purchaser in relation to the other Warrantors.

7.12 The Warrantors undertake to the Purchaser that the remedial work carried out prior to the date of this Agreement to remove asbestos from the Property at Chessington shall not result in any claim against the Purchaser or any Group Company and shall fully and effectively indemnify and hold harmless the Purchaser and the Group Companies against all costs claims liabilities or expenses that they may incur as a result of any such claim save to the extent that any such cost claim liability or expense relates to any remedial work carried out after the date of this Agreement.

8.       SHAREHOLDERS' LOAN

8.1 In consideration of the Purchaser granting the Debenture and undertaking to procure the repayment by the Company of the Shareholders' Loan on the terms set out in agreement dated 14th April 2000 a copy of which is set out in Appendix 1 the Lenders undertake to the Purchaser that they shall not seek repayment of the Shareholders' Loan except as provided in the said agreement.

8.2 As provided in the agreement set out in Appendix 1 the balance of the Shareholders' Loan outstanding shall bear interest at a rate of 3 per cent per annum above the base rate of HSBC Bank PLC from time to time, which interest shall be payable monthly in arrears to the parties stated in Part 3 of Schedule 1 in proportion to their interest in the Shareholders' Loan.

8.3 In the event that any payment due pursuant to clause 8.1 is not made on the due date the amount of such payment due shall bear interest from the date due until the date of actual payment at the rate of 5 per cent per annum above the base rate of HSBC Bank PLC from time to time.

9.       DIVIDEND

9.1 The Purchaser shall procure that the Company shall pay to the Vendors who are holders of ordinary shares in the Company the Dividend no later than the expiry of six calendar months following the Completion Date.

10.      PENSIONS

10.1     The provisions of Schedule 6 shall apply,

11.      RESTRICTIVE AGREEMENT

11.1 For the purpose of assuring to the Purchaser the full benefit of the businesses and goodwill of the Group Companies, each of the Warrantors undertakes by way of further consideration for the obligations of the Purchaser under this agreement as separate and independent agreements that:

11.1.1 he will keep secret and confidential and not use disclose or divulge to any third party or enable or cause any person to become aware of any confidential information relating to any Group Company including but not limited to intellectual property (whether owned or licensed by any Group Company), inventions, know-how, lists of customers, reports, notes, memoranda and all other documentary records pertaining to any Group Company or its business affairs, finances, suppliers, customers or contractual or other arrangements provided always that the restrictions contained in this clause 11.1.1 shall not apply to any confidential information which:

(a) is required to be disclosed by an order of a court or tribunal of competent jurisdiction or stock exchange or taxing authority (provided that, if practicable, the Purchaser is given prior notice of such intended disclosure);

(b) comes into the public domain otherwise than as a result of its disclosure by any of the Warrantors.

11.1.2 FOR 3 years after completion either on his own account or for any other person directly or indirectly solicit, interfere with or endeavour to entice away from any Group Company any person who to his knowledge is, or has during the past 2 years been, a client, customer or employee of, or in the habit of dealing with any Group Company;

11.1.3 for 2 years after Completion, either alone or jointly with or as manager, agent for or employee of any person, directly or indirectly carry on or be engaged concerned or interested in any other business the same as or similar to any business now carried on by any Group Company.

11.2 Each of the restrictions contained in each paragraph of clause 11.1 is a separate and distinct restriction and is to be construed separately from the other restrictions. The Warrantors acknowledge that the restrictions are reasonable when taken together as well as individually and that the duration extent and application of each restriction are no greater than is necessary for the protection of the goodwill of the business of the Group Companies and that the consideration paid by the Purchaser for the Shares takes into account and provides adequate compensation for the restraints and restrictions imposed. Should any restriction be found to be void or unenforceable without the deletion of some part of it or the reduction in area or duration specified, that restriction shall apply with such modification as may be necessary to make it valid.

11.3 The provisions of this clause 11 shall not operate so as to prevent Stephen Pellett and Sandra Roberts from carrying out their duties under their service agreements with the Belix Power Conversion Limited and Xcel Power Systems Limited respectively signed pursuant to clause 6.4.

11.4 The parties agree that not withstanding the provisions of this clause 11 above in the event that any Warrantor who is a Leaver ceases their employment with the Company or other member of the Xcel Group in circumstances where they are a Good Leaver the provisions of clause 11.1.3 shall cease to apply from the date upon which the employment ceases.

12       WARRANTORS' PROTECTION

12.1     The provisions of Schedule 7 shall apply.

13       GENERAL

13.1 Save as to announcements and publicity disclosing the parties to this Agreement and the fact that there has been a sale of the entire issued share capital of the Company, in respect of which there are no such restrictions, no announcement shall be made in respect of the subject matter of this agreement unless specifically agreed between the parties or it is an announcement required by law or any Stock Exchange issued after prior consultation with the Vendors.

13.2 If this agreement ceases to have effect the Purchaser will release and return to each Group Company all documents concerning it provided to the Purchaser or its advisers in connection with this agreement and will not use or make available to any other person any information which it or its advisers have been given in respect of any Group Company and which is not in the public domain.

13.3 If any of the Shares shall at any time be sold or transferred, the benefit of each of the Warranties may be assigned to the purchaser or transferee who shall accordingly be entitled to enforce each of the Warranties against the Warrantors as if he were named in this agreement as the Purchaser.

13.4 This agreement shall be binding upon each party's successors and assigns and personal representatives (as the case may be) but, except as expressly provided, none of the rights of the parties under this agreement or the Warranties may be assigned or transferred.

13.5 If the Purchaser determines or rescinds this agreement under any of its provisions or under the general law then, in addition to any right or remedy which it may have against any of the Vendors for breach of this agreement or against the Warrantors for breach of the Warranties, the Warrantors shall jointly and severally indemnify the Purchaser for all costs, charges and expenses incurred by it in connection with the negotiation, preparation and determination or rescission of this agreement and all matters which it contemplates.

13.6 Time shall be of the essence of this agreement, both as regards the dates and periods specifically mentioned and as to any dates and periods which may be substituted by agreement in writing between or on behalf of the Vendors and the Purchaser.

14       COSTS

14.1 Except as otherwise provided in this agreement or the Deed of indemnity each party shall pay its own legal accountancy and other costs charges and expenses incurred in connection with this agreement.

15       ENTIRE AGREEMENT

15.1 This agreement and the documents referred to in this agreement constitute the whole agreement between the parties in relation to the subject matter covered.

16       NOTICES

16.1 Any notice required to be given by any of the parties under this agreement may be sent by post to the address of the addressee as set out in this agreement or to such other address as the addressee may have notified for the purpose of this clause. In proving service by post it shall be necessary to prove only that the communication was contained in an envelope which was duly addressed and posted in accordance with this clause.

16.2 Any notices consents or other communication required to be sent or given hereunder by any of the parties shall in every case be in writing and shah be deemed properly served if:

16.2.1   delivered personally;

16.2.2 sent by registered or certified mail, in all such cases with first class postage prepaid;

16.2.3   delivered by a recognised overnight courier service; or

16.2.4   sent by facsimile transmission

16.3     Date of service of such notice shall be:

16.3.1   the date such notice is personally delivered; or

16.3.2 three days after the date of mailing if sent by certified or registered mail; or

16.3.3 one day after date of delivery to the overnight courier if sent by overnight courier; or

16.3.4   the next succeeding business day after transmission by facsimile.

17       EFFECT OF COMPLETION

17.1 Any provisions of this agreement shall so far as they are capable of being performed or observed continue in full force and effect notwithstanding Completion except in respect of those matters already performed.

18       COUNTERPARTS

18.1 This agreement may be executed in several counterparts (whether original or facsimile counterparts) and upon the execution of all such counterparts by one or more parties, each counterpad shall be deemed to be an original hereof.

19       SET-OFF

19.1 The Purchaser shall be entitled without prejudice to any other rights or remedies available to it to set-off against the amount of any consideration due to any Warrantor pursuant to clause 3.1.2 the amount of any determined Warranty Claim for which such Warrantor is liable to the extent of such Warrantor's liability.

20       APPLICABLE LAW

20.1 This agreement shall be governed by and construed in accordance with English law and the parties agree to submit to the exclusive jurisdiction of the English courts.

IN WITNESS whereof the parties have executed this agreement as a deed the day and year first before written

        Executed as a Deed by            )

        XCEL POWER SYSTEMS               )

        LIMITED by two directors or      )

        a director and secretary         )

                                       Director: /s/ [ILLEGIBLE]



                                       Secretary: /s/ [ILLEGIBLE]
                                                  AS DIRECTOR FOR
                                                  LAW STORE LIMITED
                                                  31 WARWICK SQUARE
                                                  LONDON SW1V 2AF




         Executed as a Deed by the said            )

         MICHAEL JOHN GOODWIN                      )  /s/ MICHAEL JOHN GOODWIN

         in the presence of:                       )

         Witness Name   JAMES WATTS
                      -------------------

         Signature   /s/  J. B. WATTS
                      -------------------

         Address  37 ARTILLERY LANE
                  -----------------------
                  LONDON EL
         --------------------------------

         Occupation   TRAINEE SOLICITOR
                      -------------------


         Executed as a Deed by the said            )

         ALAN HARRINGTON                           ) /s/ ALAN HARRINGTON

         in the presence of:                       )


         Witness Name  as above
                      -------------------

         Signature    /s/ J. B. WATTS
                      -------------------
         Address
                  -----------------------

         --------------------------------

         Occupation
                      -------------------



         Executed as a Deed by the said            ) /s/ EILEEN HARRINGTON BY
                                                         HER ATTORNEY
                                                         ALAN HARRINGTON
         EILEEN HARRINGTON                         )

         in the presence of:                       ) /s/ ALAN HARRINGTON

         Witness Name   AS ABOVE
                      -------------------

         Signature   /s/  J. B. WATTS
                      -------------------

         Address
                  -----------------------

         --------------------------------

         Occupation
                      -------------------

         Executed as a Deed by the said         )

         ROGER BARTON MASON                     ) /s/ ROGER MASON

         in the presence of:                    )


         Witness Name   [ILLEGIBLE]
                      -------------------

         Signature    /s/ [ILLEGIBLE]
                      -------------------

         Address  37 ARTILLERY LANE
                  -----------------------
                  LONDON EI
         --------------------------------

         Occupation   [ILLEGIBLE]
                      -------------------

         Executed as a Deed by the said         ) PEGGY MASON BY HER ATTORNEY
                                                  ROGER MASON
         PEGGY MASON                            )

         in the presence of:                    ) /s/ ROGER MASON


         Witness Name   [ILLEGIBLE]
                      -------------------

         Signature    /s/ [ILLEGIBLE]
                      -------------------

         Address  as above
                  -----------------------

         --------------------------------

         Occupation
                      -------------------

         Executed as a Deed by the said        )

         STEPHEN LEONARD PELLETT               ) /s/ STEPHEN LEONARD PELLETT

         in the presence of:                   )

         Witness Name   [ILLEGIBLE]
                      -------------------

         Signature
                      -------------------

         Address
                  -----------------------

         --------------------------------

         Occupation
                      -------------------

         Executed as a Deed by the said         )

         BRIAN ALFRED READ                      ) /s/ BRIAN ALFRED READ

         in the presence of:                    )


         Witness Name     [ILLEGIBLE]
                      -------------------

         Signature    /s/ [ILLEGIBLE]
                      -------------------

         Address  37 ARTILLERY LANE
                  -----------------------
                  LONDON EI
         --------------------------------

         Occupation   Solicitor
                      -------------------

         Executed as a Deed by the said         )

         SANDRA ROBERTS                         ) /s/ SANDRA ROBERTS

         in the presence of:                    )


         Witness Name     [ILLEGIBLE]
                      -------------------

         Signature    /s/ [ILLEGIBLE]
                      -------------------

         Address  As above
                  -----------------------

         --------------------------------

         Occupation
                      -------------------


         Executed as a Deed by                  )

         --------------------------             )
a duly authorised attorney for and on    )

Behalf of 3i plc in the presence of      )


Witness Name   NICOLA MIFFLIN
             -------------------

Signature    /s/ NICOLA MIFFLIN
             -------------------

Address  37 Rocks Park Road
         -----------------------
[ILLEGIBLE], East Sussex TN22 2AT
--------------------------------

Occupation   Trainee Solicitor.
             -------------------

Executed as a Deed by                 )

BARRINGTON HOUSE NOMINEES             )

LIMITED by two directors or           )

a director and secretary              )


 /s/ [ILLEGIBLE]              Director:


/s/  [ILLEGIBLE]              Director/Secretary:
                              2000/11D

                                  SCHEDULE 1

                                    PART 1
                               VENDORS' HOLDINGS

   (1)                                 (2)                     (3)
VENDOR'S NAME                   NUMBER AND TYPE OF        PROPORTION OF
AND ADDRESS                           SHARES              CONSIDERATION
-----------------------------------------------------------------------
Michael John Goodwin              3,000 Ordinary              3%
Little Llandinier
Garthmyl
Montgomery
Powys SY15 6SD
-----------------------------------------------------------------------
Alan Harrington                   7,375 Ordinary          7.375%
44 Franklands Drive
Rowtown
Addlestone
Surrey KT15 lEG
-----------------------------------------------------------------------
Eileen Harrington                 7,375 Ordinary          7.375%
44 Franklands Drive
Rowtown
Addlestone
Surrey KT15 lEG
-----------------------------------------------------------------------
Roger Barton Mason                5,000 Ordinary              5%
Little Firs
Bucks Green
Rudgwick
Sussex RH12 3JF
-----------------------------------------------------------------------
Peggy Mason                       5,000 Ordinary              5%
Little Firs
Bucks Green
Rudgwick
Sussex RH12 3JF
-----------------------------------------------------------------------

Stephen Leonard Pellett          10,000 Ordinary              10%
63 Surbiton Hill Park
Berrylands
Surbiton
Surrey KT5 8EH
-----------------------------------------------------------------------
Brian Alfred Read                14,750 Ordinary           14.75%
10 Leewood Way
Effingham
Surrey KT24 5JN
-----------------------------------------------------------------------
Sandra Ann Roberts                7,500 Ordinary             7.5%
41 The Drive
Ewell Court
Epsom
Surrey KT19 OAR
-----------------------------------------------------------------------
3i plc                          20,000 cumulative             20%
91 Waterloo Road            convertible participating
London SE1 8XP                  preferred ordinary
-----------------------------------------------------------------------
Barrington House Nominees       20,000 cumulative             20%
Limited                     convertible participating
One South Place                 preferred ordinary
London EC2M 2GT
-----------------------------------------------------------------------

                                     PART 2

                                   WARRANTORS

       (1)                                 (2)

WARRANTOR'S NAME AND                  PROPORTION OF
ADDRESS                                 LIABILITY
-----------------------------------------------------
Michael John Goodwin                              5%
Little Llandinier
Garthmyt
Montgomery
Powys SY15 6SD
-----------------------------------------------------
Alan Harrington                               12.29%
44 Franklands Drive
Rowtown
Addlestone
Surrey KT15 1EG
-----------------------------------------------------
Eileen Harrington                             12.29%
44 Franklands Drive
Rowtown
Addlestone
Surrey KT15 1EG
-----------------------------------------------------
Roger Barton Mason                            8.335%
Little Firs
Bucks Green
Rudgwick
Sussex RH12 3JF
-----------------------------------------------------
Peggy Mason                                   8.335%
Little Firs
Bucks Green
Rudgwick
Sussex RH12 3JF
-----------------------------------------------------

Stephen Leonard Pellett                       16.67%
63 Surbiton Hill Park
Berrylands
Surbiton
Surrey KT5 8EH
-----------------------------------------------------
Brian Alfred Read                             24.58%
10 Leewood Way
Effingham
Surrey KTT24 5JN
-----------------------------------------------------
Sandra Ann Roberts                             12.5%
41 The Drive
Ewell Court
Epsom
Surrey KT19 OAR
-----------------------------------------------------


                                  PART 3

                             SHAREHOLDERS' LOAN


LENDER'S NAME AND ADDRESS             AMOUNT OF LOAN
-----------------------------------------------------
Michael John Goodwin                 L7,489.80
Little Llandinier
Garthmyl
Montgomery
Powys SY15 6SD
-----------------------------------------------------
Alan Harrington                      L29,701.55
44 Franklands Drive
Rowtown
Addlestone
Surrey KT15 lEG
-----------------------------------------------------

Stephen Leonard Pellett              L19,379.05
63 Surbiton Hill Park
BerryLands
Surbiton
Surrey KT5 8EH
-----------------------------------------------------
Brian Alfred Read                    L28,311.03
10 Leewood Way
Effingham
Surrey KT24 5JN
-----------------------------------------------------
Sandra Ann Roberts                   L14,533.83
41 The Drive
Ewell Court
Epsom
Surrey KT19 OAR
-----------------------------------------------------
Roger Barton Mason                   L24,966.00
Little Firs
Bucks Green
Rudgwick
Sussex RH12 3JF
-----------------------------------------------------
                                     L124,381.26
-----------------------------------------------------

                                   SCHEDULE 2

                           DETAILS OF GROUP COMPANIES

                               PART 1: THE COMPANY

Company Name                                                The Belix Company Limited
Company Number                                              1567245
Date of Incorporation                                       10 June 1981
Previous Name(s)                                            Techview Limited
Dates of Change(s)                                          24 December 1991
Registered Office                                           Techview House
                                                            Cox Lane
                                                            Chessington
                                                            Surrey KT9 lSB

Liquidation/Receivership Proceedings?                       None
Latest Accounts made up to                                  31 May 1999
Accounting Reference Date                                   31 May
Latest Annual Return made up to                             3 November 1999

Secretary                                                   Sandra Ann Roberts
                                                            41 The Drive
                                                            Ewell Court
                                                            Epsom
                                                            Surrey KT19 OAR

Directors                                                   John Peter Cumberland
                                                            33 New Road
                                                            Esher
                                                            Surrey KT10 9PG

                                                            Stephen Leonard Pellett
                                                            63 Surbiton Hill Park
                                                            Berrylands
                                                            Surbiton
                                                            Surrey KT5 8EH

                                                            Brian Alfred Read
                                                            10 Leewood Way
                                                            Effingham
                                                            Surrey KT24 5JN

                                                            Sandra Ann Roberts
                                                            41 The Drive
                                                            Ewell Court
                                                            Epsom
                                                            Surrey KT19 OAR

Charges:                DATE OF               PARTY         TYPE (AND DATE OF            PARTICULARS
                     REGISTRATION                              CREATION)
                    31/12/1994       The Royal Bank         Debenture              Fixed and floating charges
                                     of Scotland PLC        (14/012/94)            over the undertaking and
                                                                                   all property and assets present
                                                                                   and future including goodwill
                                                                                   bookdebts uncalled capital
                                                                                   buildings fixtures fixed plant
                                                                                   and machinery

Nominal capital                                             L100,000 divided into 60,000 ordinary shares of
                                                            L1.00 each and 40.000 cumulative convertible
                                                            participating preferred ordinary shares of (pound)1 each

                     PART 2: THE SUBSIDIARIES OF THE COMPANY

Company Name                                                Belix Power Conversion Limited
Company Number                                              609742
Date of Incorporation                                       15 August 1958
Previous Name(s)                                            The Belix Company Limited
Dates of Change(s)                                          24 December 1991
Registered Office                                           Techview House
                                                            Cox Lane
                                                            Chessington
                                                            Surrey KT9 1SB

Liquidation/Receivership Proceedings?                       None

Latest Accounts made up to                                  31 May 1999
Accounting Reference Date                                   31 May
Latest Annual Return made up to                             3 November 1999

Secretary                                                   Sandra Ann Roberts
                                                            41 The Drive
                                                            Ewell Court
                                                            Epsom
                                                            Surrey KT19 OAR

Directors                                                   Robert Paul Stokes
                                                            The Lindens
                                                            Rosebery Avenue
                                                            Epsom
                                                            Surrey KT17 4LB

                                                            Stephen Leonard Pellett
                                                            63 Surbiton Hilt Park
                                                            Berrylands
                                                            Surbiton
                                                            Surrey KT5 8EH

                                                            Gordon Stroud
                                                            25 Hazelbank
                                                            Tolworth
                                                            Surbiton
                                                            Surrey KT5 9RQ

                                                            Barry Vince
                                                            6 Church Row
                                                            Ripley
                                                            Surrey

                                                            Brian Alfred Read
                                                            10 Leewood Way
                                                            Effingham
                                                            Surrey KT24 5JN

                                       3O

                                                              Sandra Ann Roberts
                                                              41 The Drive
                                                              Ewell Court
                                                              Epsom
                                                              Surrey KT19 OAR

Shareholders                                                  The Belix Company Limited          29,999 Ord

                                                              Brian A Read and The Belix         1 0rd
                                                              Company Limited

Charges:               DATE OF             PARTY           TYPE (AND DATE OF            PARTICULARS
                     REGISTRATION                              CREATION)
                     20/2/1974       Williams & Glyn's         Debenture           Fixed and floating charges
                                     Bank Ltd                 (6/2/1974)           over the undertaking and
                                                                                   all property and assets present
                                                                                   and future including
                                                                                   goodwill book debts uncalled capital
                                                                                   buildings fixtures fixed plant
                                                                                   and machinery

                      13/11/1981     Williams & Glyn's        Supplemental to      First fixed charge over book
                                     Bank Ltd                 a Debenture          debts and other debts of
                                                              (6/11/19/81)         the company both present and
                                                                                   future.

Nominal capital                                               (pound)30,000 divided into 30,000 ordinary shares of
                                                              (pound)1.00 each

                                 ------------------------------------------------

Company Name                                                  Belix Wound Components Limited
Company Number                                                1537636
Date of Incorporation                                         8 January 1981
Previous Name(s)                                              Belix (Wales) Limited
Dates of Change(s)                                            24 December 1991

Registered Office                                           Techview House
                                                            Cox Lane
                                                            Chessington
                                                            Surrey KT9 lSB

Liquidation/Receivership Proceedings?                       None
Latest Accounts made up to                                  31 May 1999
Accounting Reference Date                                   31 May
Latest Annual Return made up to                             3 November 1999

Secretary                                                   Sandra Ann Roberts
                                                            41 The Drive
                                                            Ewell Court
                                                            Epsom
                                                            Surrey KT19 OAR

Directors                                                   Brian Alfred Read
                                                            10 Leewood Way
                                                            Effingham
                                                            Surrey KT24 5JN

                                                            Stephen Leonard Pelett
                                                            63 Surbiton Hill Park
                                                            Berrylands
                                                            Surbiton
                                                            Surrey KT5 8EH

                                                            Sandra Ann Roberts
                                                            41 The Drive
                                                            Ewell Court
                                                            Epsom
                                                            Surrey KT19 OAR

Shareholders                                                Belix Power Conversion Limited     99 Ord
                                                            Brian A Read and Belix Power       1 0rd
                                                            Conversion Limited

Charges:               DATE OF             PARTY           TYPE (AND DATE OF            PARTICULARS
                     REGISTRATION                              CREATION)
                     6/10/1981       Williams& Glyn's         Debenture            Fixeel and floating charges
                                     Bank Lid                 (2/10/81)            over the undertaking and
                                                                                   all property and assets present
                                                                                   and future including
                                                                                   goodwill book debts uncalled capital
                                                                                   buildings fixtures fixed
                                                                                   plant and machinery

Nominal capital                                              (pound)100 divided into 100 ordinary shares of E1.00
                                                              each

                                   SCHEDULE 3

                                   Warranties

1.       ACCOUNTS

1.1      THE PRINCIPAL ACCOUNTS

1.1.1 The Principal Accounts were prepared in accordance with the historical cost convention and the bases and policies of accounting adopted in preparing the Principal Accounts are the same as those adopted in preparing the audited accounts of each Group Company in respect of the three last preceding accounting periods.

1.1.2    The Principal Accounts:

         (a) give a true and fair view of the assets and liabilities of each Group Company at the Last Accounts Date and its profits for the financial period ended on that date;

         (b) comply with the requirements of the Companies Acts and other relevant statutes;

         (c)      comply with all FRSs applicable to a United Kingdom company;

         (d) are not affected by any extraordinary, exceptional or non-recurring item;

         (e) properly reflect the financial position of each Group Company as at their date;

         (f) fully disclose all the assets of each Group Company as at their date;

         (g) make full provision or reserve for all liabilities and capital commitments of each Group Company outstanding at the Last Accounts Date, including contingent, unquantified or disputed liabilities;

         (h) make provision or reserve, in accordance with the principles set out in the notes included in the Principal Accounts, for all Taxation liable to be assessed on each Group Company or for which it may be accountable in respect of the period ended on the Last Accounts Date.

1.1.3 No amount included in the Principal Accounts in respect of any asset, whether fixed or current has been included at value otherwise than as determined in accordance with the notes to the Principal Accounts.

1.2      MANAGEMENT ACCOUNTS

1.2.1 The management accounts of each Group Company for the period 1st June 1999 to 29th February 2000 give a fair view of the assets and liabilities of that Group Company for the period of such accounts consistent with the management accounting policies of the respective Group Company.

1.3      VALUATION OF STOCK-IN-TRADE AND WORK IN PROGRESS

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1.3.1    In the Principal Accounts and in the accounts of each Group Company for the three preceding financial years the stock-in-trade and work in progress of each Group Company have been treated in accordance with SSAP 9.

1.3.2 In the Principal Accounts all redundant, obsolete and slow-moving stock-in-trade has been written off or written down, as the Warrantors consider appropriate.

1.4      DEPRECIATION OF FIXED ASSETS

1.4.1 In the Principal Accounts and in the accounts of each Group Company for the three preceding financial years, the fixed assets of each Group Company have been depreciated in accordance with SSAP 12.

1.5      DEFERRED TAXATION

1.5.1 Where provision for deferred taxation is not made in the Principal Accounts, full details of the amounts of deferred taxation have been disclosed in the Disclosure Letter.

1.6      ACCOUNTING REFERENCE DATE

1.6.1 The accounting reference date of each Group Company for the purposes of CA s 224 is 31st May and there has not at any time been any other date within the last ten years.

1.7      BOOK DEBTS

1.7.1 No part of the amounts included in the Principal Accounts, or subsequently recorded in the books of any Group Company, as owing by any debtors is overdue by more than twelve weeks, or has been released on terms that any debtor pays less than the full book value of his debt or has been written off or has proved to any extent to be irrecoverable or is now regarded by the relevant Group Company as irrecoverable in whole or in part.

1.7.2 The amounts due from debtors as at Completion (less the amount of any relevant provision or reserve, determined on the same basis as that applied in the Principal Accounts and disclosed in the Disclosure Letter) will be recoverable in full in the ordinary course of business and in any event not later than twelve weeks after Completion; and none of those debts is subject to any counter-claim or set off, except to the extent of any such provision or reserve.

1.8      BOOKS AND RECORDS

1.8.1 All the accounts, books, ledgers, financial and other records, of whatsoever kind, of each Group Company:

         (a)      are in its possession;

         (b)      have been fully properly and accurately kept and completed;

         (c)      do not contain any material inaccuracies or discrepancies;

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         (d)      show a true and fair view of its trading transactions, and its financial, contractual and trading position.

2.       CORPORATE MATTERS

2.1      DIRECTORS AND SHADOW DIRECTORS AND ISSUED SHARE CAPITAL

2.1.1 The only directors of the Group Companies are the persons whose names are listed in relation to each Group Company in Schedule 2.

2.1.2 No person is a shadow director (within the meaning of CA s 741) of a Group Company but is not treated as one of its directors for all the purposes of that Act

2.1.3 The Shares comprise the whole of the issued and allotted share capital of the Company.

2.2      SUBSIDIARIES, ASSOCIATIONS AND BRANCHES

2.2.1    No Group Company:

         (a) is the holder or beneficial owner of or has agreed to acquire any share or loan capital of any company (whether incorporated in the United Kingdom or elsewhere) other than the Subsidiaries listed in Schedule 2;

         (b) has outside the United Kingdom any branch, agency or place of business, or any permanent establishment (as that expression is defined in the relevant double taxation relief order current at the date of this agreement).

2.3      OPTIONS OVER GROUP COMPANIES' CAPITAL

2.3.1 Except as required by this agreement there are no agreements or arrangements in force which provide for the present or future issue, allotment or transfer of or grant to any person the right (whether conditional or otherwise) to call for the issue, allotment or transfer of any share or loan capital of any Group Company (including any option or right of pre-emption or conversion).

2.4      NEW ISSUES OF CAPITAL

2.4.1 No share or loan capital has been issued or allotted, or agreed to be issued or allotted, by any Group Company since the Last Accounts Date.

2.5      COMMISSIONS

2.5.1 No one is entitled to receive from any Group Company any finder's fee, brokerage or other commission in connection with the sale and purchase of the Shares under this agreement.

2.6      MEMORANDA AND ARTICLES OF ASSOCIATION, STATUTORY BOOKS AND RESOLUTIONS

2.6.1 The copy of the memorandum and articles of association of each Group Company attached to the Disclosure Letter is accurate and complete in all respects and has embodied in it or annexed to it a copy of every such resolution as is referred to in CA s 380.

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2.6.2    The register of members and other statutory books of each Group Company have been properly kept and contain an accurate and complete record of the matters with which they should deal.

2.6.3 No notice or allegation that any of the foregoing is incorrect or should be rectified has been received.

2.6.4 Since the Last Accounts Date no alteration has been made to the memorandum or articles of association of any Group Company and no resolution of any kind of the shareholders of any Group Company has been passed (other than resolutions relating to routine business at annual general meetings).

2.7      DOCUMENTS FILED

2.7.1 All returns, particulars, resolutions and documents required by the Companies Acts or any other legislation to be filed with the Registrar of Companies, or any other authority, in respect of each Group Company have been duly filed and were correct; and due compliance has been made with all the provisions of the Companies Acts and other legal requirements in connection with the formation of each Group Company, the allotment or issue of shares, debentures and other securities, the payment of dividends and the conduct of its business.

2.7.2 All charges in favour of any Group Company have (if appropriate) been registered in accordance with the provisions of CA ss 395, 409, 410 and 424.

2.8      POSSESSION OF DOCUMENTS

2.8.1 All title deeds relating to the assets of each Group Company, and an executed copy of all agreements to which any Group Company is a party, and the original copies of all other documents which are owned by or which ought to be in the possession of any Group Company are in its possession.

2.9      INVESTIGATIONS

2.9.1 The Warrantors are not aware (without having made any enquiry) that any investigations or enquiries by, or on behalf of, any governmental or other body in respect of the affairs of any Group Company are pending or taking place.

2.10     INFORMATION DISCLOSED TO PURCHASER CORRECT

2.10.1 All information given by any of the Warrantors, the Vendors' Solicitors or the Vendors' accountants to the Purchaser, the Purchaser's Solicitors or the Purchaser's accountants relating to the business, activities, affairs, or assets or liabilities of any Group Company was, when given, and is now accurate and comprehensive in all respects save as disclosed in the Disclosure Letter.

2.10.2 There are no material facts or circumstances, in relation to the assets, business or financial condition of any Group Company, which have not been fully and fairly disclosed in writing to the Purchaser or the Purchaser's Solicitors.

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3.       TAXATION

3.1      ADMINISTRATION

3.1.1 All returns, notifications, computations and payments which should have been made or given by any Group Company for any Taxation purpose were made or given within the requisite periods and are up-to-date, correct and on a proper basis and none of them is or is likely to be the subject of any dispute with the Inland Revenue or other Taxation authorities.

3.1.2 All particulars furnished to the Inland Revenue or other Taxation authorities, in connection with the application for any consent or clearance on behalf of any Group Company, or affecting any Group Company, made since the Last Accounts Date, fully and accurately disclosed all facts and circumstances material for the decision of those authorities; any consent or clearance is valid and effective; and any transaction, for which consent or clearance has previously been obtained, has been carried into effect (if at all) only in accordance with the terms of the relative application and consent or clearance.

3.1.3 No Group Company has, since the Last Accounts Date, taken any action which has had, or might have, the result of altering or prejudicing any arrangement or agreement which it has previously negotiated with any Taxation authorities.

3.1.4 No Group Company has, since the Last Accounts Date, paid or become liable to pay any penalty or interest charged under TMA or any other Taxation statute.

3.1.5 Each Group Company has properly operated the PAYE system, by deducting tax, as required by law, from all payments made or treated as made to its employees or former employees, and accounting to the Inland Revenue for all tax deducted by it and for all tax chargeable on benefits provided for its employees or former employees.

3.1.6 Each Group Company has complied in all respects with the following sections, and all regulations made under them, and has made and accounted for all deductions and retentions which they specify or require:

         (a)      ICTA s 43 (Non-residents);

         (b) ICTA s 349 (Payments not out of profits or gains brought into charge to income tax and annual interest);

         (c)      ICTA Pt XIII Chapter III (Entertainers and sportsmen);

         (d) ICTA Pt XIII Chapter IV (sub-contractors in the construction industry).

3.1.7 No Group Company has received a notice under ICTA s 23 (Collection from lessees and agents) which remains outstanding.

3.2      TAXATION CLAIMS, LIABILITIES AND RELIEFS

3.2.1 The Disclosure Letter contains full details of all matters relating to Taxation in respect of which any Group Company (either alone or jointly with any other person) is, or at Completion will be, entitled:

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         (a)      to make a claim (including a supplementary claim) for,
                  disclaimer of or election for relief under any Taxation statute;

         (b) to appeal against an assessment to or a determination affecting Taxation;

         (c)      to apply for the postponement of Taxation;

         (d)      to require the postponement or reduction of any allowance.

3.2.2 No Group Company has made or is entitled to make a claim or exercise an option under TCGA s 24(2) (Disposals where assets lost or destroyed, or become of negligible value), s 280 (Consideration payable by instalments) or Schedule 4 (Deferred charges on gains before 31 March 1982).

3.2.3 No Group Company is or will become liable to pay, or make reimbursement or indemnity in respect of, any Taxation (or any amount corresponding to Taxation) in consequence of the failure by any other person (not being a Group Company) to discharge that Taxation or amount within any specified period or otherwise, where the Taxation or amount relates to a profit, income or gain, transaction, event, omission or circumstance arising, occurring or deemed to arise or occur (whether wholly or partly) prior to Completion.

3.2.4 No relief (whether by way of deduction, reduction, set-off exemption, repayment or allowance, or otherwise) from, against or in respect of any Taxation has been claimed and/or given to any Group Company which could or might be effectively withdrawn, postponed, restricted or otherwise lost as a result of any act, omission, event or circumstance arising or occurring at any time before Completion.

3.3      DISTRIBUTIONS AND DEDUCTIBILITY OF PAYMENTS

3.3.1 No Group Company has repaid, or agreed to repay or redeemed or agreed to redeem its share capital or capitalised or agreed to capitalise in the form of redeemable shares or debentures any profits or reserves of any class or description.

3.3.2 No security (within the meaning of ICTA s 254(1) (Company distributions, tax credits etc: Interpretation)) issued by any Group Company and outstanding at the date of this agreement was issued in such circumstances that the interest payable on it, or any other payment in respect of it, falls to be treated as a distribution Lander ICTA s 209 (Meaning of 'distribution').

3.3.3 No rents, interest, annual payments or other sums of an income nature paid or payable since the Last Accounts Date by any Group Company or which any Group Company is under an obligation to pay in the future are or may be wholly or partially disallowable as deductions in computing profits or as charges against profits, for the purposes of corporation tax, by reason of ICTA s 74 (General rules as to deductions not allowable), s 125 (Annual payments for non-taxable consideration), s 338 (Allowance of charges on income and capital), s 770 (Sales etc at an undervalue or overvalue), ss 779 to 785 (Leased assets) or s 787 (Restriction of relief for payments of interest) or otherwise.

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3.3.4    No Group Company has received a capital distribution to which TCGA s
189 (Capital distribution of chargeable gains: recovery of tax from shareholder) could apply.

3.4      CARRY FORWARD OF LOSSES AND ACT

3.4.1 Nothing has been done, and no event or series of events has occurred, which might cause in relation to any Group Company the disallowance of the carry forward or back of losses, excess management expenses or advance corporation tax under ICTA s 393 (Losses other than terminal losses), s 768 (Change in ownership of company: disallowance of trading losses), s 768A (Change in ownership: disallowance of carry back of trading losses), s 768B (Change in ownership of investment company: deductions generally), s 245 (Calculation etc of ACT on change of ownership of company) or s 245A (Restriction on application of section 240 in certain circumstances).

3.5      CLOSE COMPANIES

3.5.1 No Group Company is, or was at any time during the six years ended on the Last Accounts Date, a close company as defined in ICTA 1988, s 414 (Close companies).

3.6      GROUP RELIEF AND GROUP SURRENDERS

3.6.1 The Group Companies comprise a group for the purposes of ICTA Pt X Ch IV (Group relief), and there is nothing in ICTA s 410 (Arrangements for transfer of company to another group or consortium) which precludes any Group Company from being regarded as a member of the Group.

3.6.2 No Group Company has since the Last Accounts Date made or agreed to make, otherwise than to or from another Group Company:

         (a) a surrender of, or claim for, group relief under ICTA Pt X Ch IV (Group relief);

         (b) a surrender of surplus advance corporation tax under ICTA s 240 (Set-off of company's surplus ACT against subsidiary's liability to corporation tax); or

         (c) a surrender of a right to receive a refund of tax under FA 1989 s 102 (Surrender of company tax refund etc within group).

3.6.3 No Group Company is liable to make or entitled to receive a payment for group relief or for the surrender of advance corporation tax, otherwise than to or from another Group Company.

3.6.4 No Group Company has made or received a payment for group relief or for the surrender of advance corporation tax (otherwise than to or from another Group Company), which may be liable to be refunded in whole or in part.

3.6.5 All claims for group relief made by each Group Company were valid and have been or will be allowed by way of relief from corporation tax.

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3.6.6    Where any Group Company became a Group Company after the Last Accounts
Date, ICTA s 409(2) (Companies joining or leaving group or consortium) will not apply so as to permit the apportionment of profits and losses to be made otherwise than on a time basis according to the respective lengths of the component accounting periods.

3.6.7 No Group Company has at any time since 1 April, 1987 been a dual resident investing company within the meaning of ICTA s 404 (Limitation of group relief in relation to certain dual resident companies).

3.7      CAPITAL ALLOWANCES

3.7.1 All expenditure which any Group Company has incurred on the provision of machinery or plant has qualified or will qualify (if not deductible as a trading expense of a trade carried on by the relevant Group Company) for writing-down allowances under CAA s 24 (Writing-down allowances and balancing adjustments).

3.7.2 All capital allowances made or to be made to each Group Company in respect of capital expenditure incurred prior to the date of this agreement or to be incurred under any subsisting commitment have been made or will be made in taxing its trade.

3.7.3 Since the Last Accounts Date no Group Company has done, or omitted to do, or agreed to do, or permitted to be done, any act as a result of which any disposal value may be brought into account under CAA s 24 (Writing-down allowances and balancing adjustments) or there may be any recovery of excess relief within CAA s 46 (Recovery of excess relief: new expenditure).

3.7.4 No capital expenditure incurred by any Group Company has been or will be deemed, under CAA, s 159 (Capital expenditure, capital sums and time when capital expenditure is incurred), to have been or be incurred on a date other than that upon which the obligation to pay the expenditure became or becomes unconditional.

3.7.5 No election has been made by any Group Company under CAA s 53 (Expenditure incurred by equipment lessor) or s 55 (Expenditure incurred by incoming lessee: transfer of allowances) in relation to any fixtures.

3.7.6 No Group Company has made an election to treat any machinery or plant as a short-life asset within the provisions of CAA s 37 (Election for certain machinery or plant to be treated as short-life assets).

3.8      TRANSACTIONS NOT AT ARM'S LENGTH

3.8.1 No Group Company has carried out or been engaged in any transaction or arrangement to which ICTA s 770 (Sale etc at an undervalue or overvalue) has been or may be applied.

3.8.2 No Group Company owns or has agreed to acquire any asset, or has received or agreed to receive any services or facilities (including without limitation tile benefit of any licences or agreements), the consideration for the acquisition or provision of which was or will be in excess of its market value or determined otherwise than on an arm's length basis.


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3.8.3    No Group Company has disposed of or acquired any asset in such circumstances that TCGA s 17 (Disposals and acquisitions treated as made at market value) could apply.

3.9      BASE VALUES AND ACQUISITION COSTS

3.9.1 If each of the capital assets of the Group Companies was disposed of at Completion for a consideration equal to its book value in, or adopted for the purpose of, the Last Accounts, no liability to corporation tax on chargeable gains or balancing charge under CAA (if each asset was treated as if used for the purpose of a separate trade) would arise; and, for the purpose of determining the liability to corporation tax on chargeable gains, there shall be disregarded reliefs and allowances available to the Group Company other than amounts deductible under TCGA s 38 (Acquisition and disposal costs etc).

3.9.2 No Group Company has made an election under TCGA s 35 (Assets held on 31 March 1982 (including assets held on 6 April 1965)).

3.9.3 No Group Company has, since the Last Accounts Date, engaged in any transaction in respect of which there may be substituted for any purpose of Taxation a different consideration for the actual consideration given or received by it.

3.10     TAX AVOIDANCE

3.10.1 No Group Company has since the Last Accounts Date engaged in or been a party to any scheme or arrangement of which the main purpose, or one of the main purposes, was the avoidance of or a reduction in liability to Taxation; and, in particular but without limitation, no Group Company has been a party to or otherwise involved in any transaction to which any of the following could apply:

         (a) ICTA s 240 (Set-off of company's surplus ACT against subsidiary's liability to corporation tax);

         (b) ICTA s 410 (Group relief: arrangements for transfer of company to another group or consortium); s 395 (Leasing contracts: and company reconstructions); and s 116 (Partnerships involving companies: arrangements for transferring relief);

         (c) ICTA ss 729 or 730 (Tax avoidance: other transfers of securities), ss 731 to 735 inclusive (Purchase and sale of securities) or ss 736 or 737 (Miscellaneous provisions relating to securities);

         (d) ICTA s 774 (Transactions between dealing company anti associated company);

         (e)      ICTA s 779 (Sale and lease-back: limitation on tax reliefs);

         (f)      ICTA s 781 (Assets leased to traders and others);

         (g)      ICTA s 786 (Transactions associated with loans or credit);

         (h)      TCGA s 29 (Value shifting: General provisions);

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         (i)      TCGA s 106 (Disposal of shares and securities by company
                  within prescribed period of acquisition).

3.10.2 No Group Company has since the Last Accounts Date been a party to any transaction to which any of the following has been or could be applied other than transactions in respect of which all necessary consents or clearances have been obtained:

         (a) ICTA ss 703 to 709 (Cancellation of tax advantages from certain transactions in securities);

         (b)      ICTA s 765 (Migration etc of companies);

         (c)      ICTA s 776 (Transactions in land: taxation of capital gains);

         (d) TCGA ss 135 to 138 (Company reconstructions and amalgamations);

         (e) TCGA s 139 (Reconstruction or amalgamation involving transfer of business).

3.11     DEPRECIATORY TRANSACTIONS

3.11.1 No allowable loss, which may accrue on the disposal by any Group Company of any asset, is likely to be reduced by reason of TCGA s 176 (Depreciatory transactions within a group) or s 177 (Dividend stripping) and no chargeable gain or allowable loss arising on a disposal is likely to be adjusted in accordance with s 30 (Tax-free benefits).

3.12     UNREMITTABLE INCOME AND CAPITAL GAINS

3.12.1 No Group Company has either received or become entitled to any income which is 'unremittable income', within the meaning of ICTA s 584 (Relief for unremittable overseas income), or any gain to which TCGA s 279 (Foreign assets: delayed remittances) could apply.

3.13     DEMERGERS, PURCHASE OF OWN SHARES AND STOCK DIVIDENDS

3.13.1 No Group Company has been engaged in or been a party to any of the transactions set out in ICTA ss 213 to 218 (Demergers) or has made or received a chargeable payment as defined in s 214 (Chargeable payments connected with exempt distributions).

3.13.2 No Group Company has at any time redeemed, repaid or purchased or agreed to redeem, repay or purchase, any of its own shares.

3.13.3 No Group Company has issued any share capital to which ICTA s 249 (Stock dividends treated as income) or TCGA s 141 (Stock dividends: consideration for new holding) could apply, nor does any Group Company own any such share capital.

3.14     TRANSFER OF OVERSEAS TRADE

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3.14.1   No Group Company has made a claim under TCGA s 140 (Postponement of charge on transfer of assets to non-resident company) or s 140C (TRANSFER of a non-UK trade) in relation to the transfer of the whole or part of a trade which it carried on outside the United Kingdom through a branch or agency.

3.15     SALE AND LEASE-BACK OF LAND

3.15.1 No Group Company has since the Last Accounts Date entered into any transaction to which ICTA s 780 (Sale and lease-back: taxation of consideration received) has been or could be applied.

3.16     LOAN RELATIONSHIPS

3.16.1 Each Group Company which is a party to a loan relationship (within the meaning of FA 1996, s 81 (Meaning of 'loan relationship' etc)) uses as respects the loan relationship in its statutory accounts a basis of accounting which is or equates to an authorised accounting method under FA 1996, s 85 (Authorised accounting methods).

3.16.2 No Group Company has, in respect of a loan relationship within the meaning of FA 1996, s 81 (Meaning of 'loan relationship' etc), applied:

         (a) an authorised accounting method inconsistently or otherwise in a materially different way in successive accounting periods; or

         (b) used a different authorised accounting method for the same or successive accounting periods; as provided by FA 1996, s 89 (Inconsistent application of accounting methods).

3.16.3 No Group Company is required to use an authorised accruals basis of accounting as respects a creditor relationship by virtue of FA 1996, s 87 (Accounting method where parties have a connection).

3.16.4 No Group Company has received a payment of interest on which it bore income tax by deduction and in relation to which interest a credit has been brought into account for the purposes of FA 1996 Ch II (Loan relationships) for an accounting period ending more than two years before the date of the receipt.

3.16.5 No Group Company has been a party to a loan relationship which had an unallowable purpose within the meaning of FA 1996, Sched 9, para 13 (Loan relationships for unallowable purposes).

3.17     CONTROLLED FOREIGN COMPANIES

3.17.1 No notice of the making of a direction under ICTA s 747 (Imputation of chargeable profits and creditable tax of controlled foreign companies) has been received by any of the Group Companies and no circumstances exist which would entitle the Inland Revenue to make a direction and to apportion any profits of a controlled foreign company to any of the Group Companies under ICTA s 752 (Apportionment of chargeable profits and creditable tax).

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3.18     CHARGEABLE GAINS

3.18.1 In determining the liability to corporation tax on chargeable gains in respect of any asset which has been acquired by a Group Company or which a Group Company has agreed to acquire (whether conditionally, contingently or otherwise):

         (a) the sums allowable as a deduction will be determined solely in accordance with TCGA s 38 (Acquisition and disposal costs etc) and s 53 (The indexation allowance and interpretative provisions);

         (b) the amount or value of the consideration, determined in accordance with TCGA s 38(1)(a), will not be less than the amount or value of the consideration actually given by it for that asset;

         (c) the amount of any expenditure on enhancing the value of that asset, determined in accordance with TOGA s 38(1)(b), will not be less than the amount or value of all expenditure actually incurred by it on that asset.

3.18.2 No asset owned or agreed to be acquired by a Group Company (other than plant and machinery in respect of which it is entitled to capital allowances) is a wasting asset within the meaning of TCGA s 44 (Meaning of 'wasting asset').

3.18.3 No Group Company is owed a debt (not being a debt on a security) upon the disposal or satisfaction of which a liability to corporation tax on chargeable gains will arise by reason of TCGA s 251 (Debts: General provisions).

3.18.4 No part of the consideration given by a Group Company for a new holding of shares (within the meaning of TCGA s 126 (Reorganisation or reduction of share capital: Application of sections 127 to 131)) will be disregarded by virtue of s 128(2) (Consideration given or received by holder).

3.18.5 No asset owned by a Group Company has been the subject of a deemed disposal under TCGA Sched 2 (Assets held on 6 April 1965), so as to restrict the extent to which the gain or loss over the period of ownership may be apportioned by reference to straightline growth.

3.19     CAPITAL LOSSES

3,19.1 No Group Company has incurred a capital loss to which TCGA s 18(3) (Transactions between connected persons) applies.

3.20     ACQUISITIONS FROM GROUP MEMBERS

3.20.1 No Group Company owns an asset which was acquired from another company which was at the time a member of the same group of companies (as defined in TCGA s 170 (Groups of companies: Interpretation of ss 170 to 181)) as the relevant Group Company, and which owned that asset otherwise than as trading stock within the meaning of s 173 (Transfers within a group: trading stock).

3.20.2 The execution or completion of this agreement will not result in any profit or gain being deemed to accrue to a Group Company for Taxation purposes, whether under TCGA s 179 (Company ceasing to be member of group: post-appointed day cases) or otherwise.

3.21     REPLACEMENT OF BUSINESS ASSETS

3.21.1 No Group Company has made a claim under TCGA s 23 (Receipt of compensation and insurance money not treated as a disposal), s 152 (Replacement of business assets: Roll-over relief), s 153 (Assets only partly replaced), s 154 (New assets which are depreciating assets), s 175 (Replacement of business assets by members of a group) or s 247 (Roll-over relief on compulsory acquisition) which would affect the amount of the chargeable gain or allowable loss which would but for such claim have arisen on a disposal of any of its assets.

3.22     GIFTS INVOLVING GROUP COMPANIES

3.22.1 No Group Company has held or holds shares in a company (not being another Group Company) which has made a transfer to which TCGA s 125 (Shares in close company transferring assets at an undervalue); and no Group Company has received any assets by way of gift as mentioned in TCGA s 282 (Recovery of tax from donee).

3.23     GAINS ACCRUING TO NON-RESIDENT COMPANIES

3.23.1 No gain has accrued in respect of which any Group Company may be liable to corporation tax on chargeable gains by virtue of TCGA s 13 (Attribution of gains to members of non-resident COMPANIES).

3.24     VALUE ADDED TAX

3.24.1   Each Group Company:

         (a) has duly registered and is a taxable person for the purposes of value added tax;

         (b) has complied in all material respects with all statutory requirements, orders, provisions, directions or conditions relating to value added tax;

         (c) maintains complete, correct and up-to-date records for the purposes of the relevant legistation;

         (d) has applied for treatment or is treated as a member of a group which includes any company which is not one of the Group Companies;

         (e) no Group Company is, or has agreed to become, an agent (for the purposes of VATA 1994, s 47 (Agents etc)) for the supply of goods for a person who is not a taxable person.

3.24.2   No Group Company:

         (a) is in arrears with any payment or returns, or is liable to any abnormal or non-routine payment, or any forfeiture or penalty, or to the operation of any penal provision; or

         (b) has been required by the Commissioners of Customs and Excise to give security;

3.24.3 The Disclosure Letter contains full particulars of any claim for bad debt relief made or which may be made by any Group Company under VATA s 36 (Bad debts) in respect of debts payable within the last seven years.

3.24.4 No Group Company has within the past twelve or twenty four months respectively, received a surcharge liability notice under VATA s 59 (The default surcharge) or a penalty liability notice under VATA s 64 (Repeated misdeclarations) or may be liable to a penalty under s 63 (Penalty for misdeclaration or neglect resulting in VAT loss for one accounting period equalling or exceeding certain amounts).

3.24.5 No election to waive exemption from value added tax in relation to any of the Properties has been made by a Group Company or a predecessor in title under VATA Schedule 10, paragraph 2 (Election to waive exemption).

3.24.6 No direction has been given, and there are no grounds under which one may be given, by Customs and Excise under VATA Schedule 9A (Anti-avoidance provisions: Groups) as a result of which a Group Company would be treated for the purposes of value added tax as a member of a group which includes a company which is not a Group Company or as not being a member of the group with the other Group Companies.

3.25     INHERITANCE TAX

3.25.1 No Group Company has at any time made a transfer of value (as defined in ITA s 3 (Transfers of Value)).

3.25.2 No Inland Revenue charge for unpaid inheritance tax (as provided by ITA ss 237 and 238 (Inland Revenue charge for unpaid tax)) over any asset of any Group Company, or in relation to any shares in the capital of any Group Company is outstanding.

3.25.3 No circumstances exist whereby any power mentioned in ITA s 212 (Powers to raise tax) could be exercised in relation to any shares, securities or other assets of any Group Company, or could be exercised but for ITA s 204(6) (Limitation of liability).

3.26     STAMP DUTY

3.26.1 Within the past two years, no Group Company has claimed relief or exemption under FA 1930 s 42 (Relief from transfer stamp duty in case of transfer of property as between associated companies).

4.       FINANCE

4.1      CAPITAL COMMITMENTS

4.1.1 There were no commitments on capital account outstanding at the Last Accounts Date and since the Last Accounts Date no Group Company has made or agreed to make any capital expenditure, or incurred or agreed to incur any capital commitments or disposed of or realised any capital assets or any interest in capital assets.

4.2      DIVIDENDS AND DISTRIBUTIONS

4.2.1 Since the Last Accounts Date no Group Company has, or is treated as having. declared or paid any dividend or other distribution (as defined in ICTA Part VI Ch II as extended by ICTA s 418).

4.2.2 All dividends or distributions declared, made or paid by each Group Company have been declared, made or paid in accordance with its articles of association and the applicable provisions of the Companies Acts.

4.3      BANK AND OTHER BORROWINGS

4.3.1 Full details of all limits on each Group Company's bank overdraft facilities are accurately set out in the Disclosure Letter.

4.3.2 The total amount borrowed by each Group Company from each of its bankers does not exceed its respective overdraft facilities.

4.3.3 The total amount borrowed by each Group Company (as determined under the relevant instrument) does not exceed any limitation on its borrowing powers contained in its articles of association, or in any debenture or other relevant document.

4.3.4 No Group Company has outstanding, or has agreed to create or issue, any loan capital; or has factored any of its debts, or engaged in financing of a type which would not require to be shown or reflected in the Principal Accounts, or borrowed any money which it has not repaid, save for borrowings not exceeding the amounts shown in the Last Accounts.

4.3.5 No Group Company has since the Last Accounts Date repaid or become liable to repay any loan or indebtedness in advance of its stated maturity.

4.3.6 No Group Company has received notice (whether formal or informal) from any lenders of money, requiring repayment or intimating the enforcement of any security; and there are no circumstances likely to give rise to any such notice.

4.4      LOANS BY AND DEBTS DUE TO GROUP COMPANIES

4.4.1 No Group Company has lent any money otherwise than to another Group Company which has not been repaid to it, or owns the benefit of any debt (whether or not due for payment), other than debts which have arisen in the ordinary course of its business.

4.4.2 No Group Company has made any loan or quasi-loan contrary to the Companies Acts.

4.5      Liabilities

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


4.5.1 There are no liabilities (including contingent liabilities) of any Group Company which are outstanding other than those liabilities disclosed in the Principal Accounts or incurred in the normal course of trading since the Last Accounts Date.

4.5.2 There has been no exercise, purported exercise or claim for any charge, lien, encumbrance or equity over any of the fixed assets of any Group Company; and there is no dispute directly or indirectly relating to any of its fixed assets.

4.5.3 No Group Company has been the tenant of, or a guarantor in respect of, any leasehold property other than the Properties.

4.6      BANK ACCOUNTS

4.6.1 Copies of the latest statements of the bank accounts of each Group Company have been supplied to the Purchaser.

4.7      WORKING CAPITAL

4.7.1 Having regard to existing bank and other facilities, each Group Company has sufficient working capital for the purposes of continuing to carry on its business in its present form and at its present level of turnover for the period of twelve months after Completion and for the purposes of executing, carrying out and fulfilling, in accordance with their terms, all orders, projects and contractual obligations which are binding upon it and remain outstanding.

4.8      CONTINUATION OF FACILITIES

4.8.1 In relation to all debentures, acceptance credits, overdrafts, loans or other financial facilities outstanding or available to any Group Company (referred to in this clause as 'facilities'):

         (a) the Disclosure Letter sets out full details of, and there are attached to it, accurate copies of all documents relating to, the facilities;

         (b) there has been no contravention of or non-compliance with any provision of any of those documents;

         (c) no steps for the early repayment of any indebtedness have been taken or threatened;

         (d) there have not been nor are there any circumstances known to the Warrantors whereby the continuation of any of the facilities might be prejudiced, or which might give rise to any alteration in the terms and conditions of any of the facilities;

         (e) none of the facilities is dependent on the guarantee or indemnity of or any security provided by a third party other than a Group Company;

         (f) so far as the Warrantors are aware none of the facilities might be terminated or mature prior to its stated maturity as a result of the acquisition of the Shares by the Purchaser or any other thing contemplated in this agreement.

4.9      GOVERNMENT GRANTS

4.9.1 Full details of all grants, subsidies or financial assistance applied for or received by the Group Companies from any governmental depadment or agency or any local or other authority are set out in the Disclosure Letter.

4.9.2 No Group Company has done or omitted to do any act or thing which could result in any investment grant, employment subsidy or other similar payment made, or due to be made, to it becoming repayable or being forfeited or withheld in whole or in part.

5.       TRADING

5.1      CHANGES SINCE LAST ACCOUNTS DATE

5.1.1    Since the Last Accounts Date:

         (a) the business of each Group Company has been continued in the normal course;

         (b) there has been no deterioration in the turnover or the financial or trading position or prospects of any Group Company;

         (c) no Group Company has by doing or omitting to do anything materially prejudiced its goodwill;

         (d) no part of the business of any Group Company has been affected by any abnormal factor not affecting similar businesses to a like extent;

         (e) each Group Company has paid its creditors in accordance with their respective credit terms; and there are no amounts owing by any Group Company which have been due for more than six weeks.

5.1.2 The value of the net realisable assets of each Group Company is not now less than at the Last Accounts Date.

5.1.3 The trading prospects of each Group Company have not been adversely affected as a result of any event or circumstance not affecting other companies carrying on a similar business arising since the Last Accounts Date.

5.2      WARRANTORS' OTHER INTERESTS AND LIABILITIES TO GROUP COMPANIES

5.2.1 The Warrantors do not have any rights or interests, directly or indirectly, in any business other than those now carried on by the Group Companies which are or are likely to be or become competitive with the businesses of the Group Companies, save as registered holder or beneficial owner of any class of securities of any company which is listed, dealt in or traded on the Stock Exchange and in respect of which a Vendor holds and is beneficially interested in less than 5 per cent of any single class of the securities in that company.

5.2.2    There is no outstanding indebtedness of any Vendor to a Group Company,

5.3      EFFECT OF SALE OF SHARES

                                       5O

5.3.1 The Warrantors have no knowledge, information or belief (but without making any enquiry) that after Completion (whether by reason of an existing agreement or arrangement or otherwise) or as a result of the proposed acquisition of the Company by the Purchaser:

         (a) any supplier of any Group Company will cease or be entitled to cease supplying it or may substantially reduce its supplies to it;

         (b) any customer of any Group Company will cease or be entitled to cease to deal with it or may substantially reduce its existing level of business with it;

         (c) any Group Company will lose the benefit of any right or privilege which it enjoys;

         (d) any officer or senior employee of a Group Company is likely to leave.

5.3.2    Compliance with the terms of this agreement does not and will not:

         (a) conflict with, or result in the breach of, or constitute a default under any agreement or document co which any Group Company is a party, or any provision of the memorandum or articles of association of any Group Company or any encumbrance, lease, contract, order, judgment, award, injunction, regulation or other restriction or obligation of any kind by which or to which any asset of any Group Company is bound or subject;

         (b) relieve any person from any obligation to any Group Company (whether contractual or otherwise), or enable any person to determine any such obligation or any right or benefit enjoyed by any Group Company, or to exercise any right, whether under an agreement with or otherwise in respect of any Group Company;

         (c) result in the creation, imposition, crystallisation or enforcement of any encumbrance on any of the assets of any Group Company;

         (d) result in any present or future indebtedness of any Group Company becoming due and payable or capable of being declared due and payable pdor to its stated maturity.

5.4 CONDUCT OF BUSINESSES IN' ACCORDANCE WITH MEMORANDA AND ARTICLES OF ASSOCIATION

5.4.1 Each Group Company has at all times carried on business and conducted its affairs in accordance with its memorandum and articles of association for the time being in force and any other documents to which it is or has been a party.

5.4.2 Each Group Company is empowered and duly qualified to carry on business in all jurisdictions in which it carries on business,

5.5      JOINT VENTURES AND PARTNERSHIP

5.5.1 No Group Company is or has agreed to become a member of any joint venture, consortium, partnership or other unincorporated association; and no Group Company is or has agreed to become a party to any agreement or arrangement for sharing commissions or other income.

5.6      AGREEMENTS RELATING TO THE MANAGEMENT AND BUSINESS

5.6.1 There are no agreements, arrangements or understandings between a Group Company and any person who is a shareholder or the beneficial owner of any interest in it, or in any company in which any Group Company is interested, or any Associate of any such person, relating to the management of any Group Company's business, or the appointment or removal of directors of any Group Company, or the ownership or transfer of ownership or the letting of any of the assets of any Group Company, or the provision, supply or purchase of finance, goods, services or other facilities to, by or from any Group Company, or in any other respect relating to its affairs.

5.7      AGENCY AGREEMENTS AND AGREEMENTS RESTRICTING BUSINESS

5.7.1 No Group Company is a party to any agency, distributorship, marketing, purchasing, manufacturing or licensing agreement or arrangement, or any restrictive trading or other agreement or arrangement pursuant to which any part of its business is carried on, or which in any way restricts its freedom to carry on the whole or any part of its business in the United Kingdom or elsewhere in such manner as it thinks fit.

5.7.2 No Group Company is bound by any undertaking or assurances given to any court or govemmental agency.

5.8      UNFAIR TRADE AND RESTRICTIVE PRACTICES

5.8.1 No Group Company has committed or omitted to do any act or thing which could give rise to any fine or penalty; and no Group Company is or has been a party to any agreement, practice or arrangement which:

         (a)      contravenes the Trade Descriptions Act 1968;

         (b) would or might result in a reference of a consumer trade practice, within the meaning of the Fair Trading Act 1973 s 13, to the Consumer Protection Advisory Committee under Part II of the said Act;

         (c)      contravenes the provisions of the Consumer Credit Act 1974;

         (d) contravenes or is invalidated (in whole or in part) by or is subject to registration under the Restrictive Trade Practices Acts 1976 and 1977;

         (e)      contravenes any provisions of the Treaty of Rome;

         (f) contravenes any other anti-trust, anti-monopoly or anti-cartel legislation or regulations.

5.8.2 No Group Company has engaged in any anti-competitive practice as defined in the Competition Act 1980.

5.9      Litigation, disputes and winding up

5.9.1 No Group Company is engaged in any litigation or arbitration proceedings as plaintiff or defendant; there are no proceedings pending or threatened either by or against any Group Company and there are no circumstances which are likely to give rise to any litigation or arbitration.

5.9.2 There is no dispute with any revenue or other official, department in the United Kingdom or elsewhere, in relation to the affairs of any Group Company, and there are no facts which may give rise to any dispute.

5.9.3 There are no claims pending or threatened or capable of arising against any Group Company by an employee or workman or third party, in respect of any accident or injury, which are not fully covered by insurance.

5.9.4 No order has been made or petition presented or resolution passed for the winding up of any Group Company; no distress, execution or other process has been levied in respect of any Group Company which remains undischarged and there is no unfulfilled or unsatisfied judgement or court order outstanding against any Group Company.

5.10     COMPLIANCE WITH STATUTES

5.10.1 No Group Company and so far as the Warrantors are aware none of its officers or employees (during the course of their duties in relation to it) has committed or omitted to do any act or thing the commission or omission of which is or could be in contravention of any act, order, regulation or the like (whether of the United Kingdom or elsewhere) giving rise to any fine, penalty, default proceedings or other liability on its part.

5.10.2 Each Group Company has conducted and is conducting its business in accordance with all applicable laws and regulations whether of the United Kingdom or elsewhere.

5.10.3 No Group Company carries on (or has, at any time when not an authodsed person under Chapter III, Financial Services Act 1986, carried on) investment business in the United Kingdom within the meaning of the Financial Services Act 1986, s 1.

5.11     DATA PROTECTION

5.11.1 Each Group Company has duly complied with all relevant requirements of the Data Protection Act 1984 including:

         (a)      the data protection principles established in that Act;

         (b)      requests from data subjects for access to data held by it;

         (c)      the requirements relating to the registration of data users

5.11.2 No Group Company has received a notice or allegation from either the data protection registrar or a data subject alleging non-compliance with the data protection principles or prohibiting the transfer of data to a place outside the United Kingdom.

5.11.3 No individual has claimed or in respect of any matter arising before Completion will have the right to claim compensation from any Group Company under that Act for loss or unauthorised disclosure of data.

5.12     DOCUMENTS STAMPED

5.12.1 All documents which affect the right, title or interest of any Group Company in or to any of its property, undertaking or assets, or to which a Group Company is a party, and which attract stamp duty have been duly stamped within the requisite period for stamping.

5.13     BUSINESS NAMES

5.13.1 No Group Company uses a name for any purpose other than its full corporate name.

5.14     TRANSACTIONS INVOLVING DIRECTORS

5.14.1 No Group Company has been a party to any transaction to which any of the provisions of CA s 320 or s 330 may apply.

5.15     POWERS OF ATTORNEY AND AUTHORITY

5.15.1   No power of attorney given by any Group Company is in force.

5.15.2 No authorities (express or implied) by which any person may enter into any contract or commitment to do anything on behalf of a Group Company are outstanding.

5.16     LICENCES AND CONSENTS

5.16.1 Each Group Company has obtained all necessary licerices and consents for the proper carrying on of its business (short particulars of each licence and consent being set out in the Disclosure Letter) and all the licences and consents are valid and subsisting.

5.16.2 No Group Company is in breach of any of the terms or conditions of any of the licences or consents; and there are no factors that might in any way prejudice the continuation or renewal of any of them.

5.17     SUBSISTING CONTRACTS

5.17.1 The Disclosure Letter contains accurate particulars of all material subsisting contracts, whether written or oral, to which any Group Company is a party.

5.17.2 No Group Company is a party to any contract, transaction, arrangement or liability which:

         (a) is of an unusual or abnormal nature or outside the normal course of business;

         (b)      is for a fixed term of more than three months;

         (c) is of a long-term nature (that is, unlikely to have been fully performed in accordance with its terms more than six months after the date on which it was entered into or undertaken);

         (d) is incapable of termination by it in accordance with its terms on thirty days' notice or less;

         (e) is of a loss-making nature (that is, known to be likely to result in a loss to it on completion of performance);

         (f) cannot readily be fulfilled or performed by it on time without undue or unusual expenditure or commitment of money, effort or personnel;

         (g) involves payment by it of amounts determined by reference to fluctuations in the index of retail pdces or any other index or in the rate of exchange for any currency;

         (h) involves an aggregate outstanding expenditure by it of more than L10,000;

         (i) involves or is likely to involve the supply of goods the aggregate sales value of which will represent in excess of 10 per cent of its turnover for the preceding financial year;

         (j) is a contract for hire or rent, hire purchase or purchase by way of credit sale or periodical payment;

         (k) involves or is likely to involve obligations or liabilities which by reason of their nature or magnitude ought reasonably to be made known to an intending purchaser of the Shares.

5.17.3 There is not now outstanding in respect of any Group Company any agreement for the supply of services or for agency by or to any Group Company.

5.18     DEFAULTS BY GROUP COMPANY

5.18.1   No Group Company is:

         (a) in default under any agreement, obligation or arrangement to which it is a party or in respect of any other obligations or restrictions binding upon it;

         (b) in default under any obligations existing by reason of membership of any association or body;

         (c) liable in respect of any representation or warranty (whether express or implied) or any matter giving rise to a duty of care on its part.

5.18.2 No threat or claim of default under any agreement, obligation or arrangement has been made and is outstanding against any Group Company; and there is nothing whereby any right, benefit or entitlement may be prematurely terminated by any other party or whereby the terms of any agreement, obligation or arrangement may be worsened.

5.19     OTHER PARTY'S DEFAULTS

5.19.1 No party to any agreement or arrangement with or under an obligation to any Group Company is in default under it, being a default which would be material in the context of the Group Company's financial or trading position; and there are no circumstances likely to give rise to a default.

5.20     OUTSTANDING OFFERS

5.20.1   No offer, tender or the like involving any amount exceeding
         L25,000 is outstanding which may be converted into an obligation of any Group Company by acceptance or other act of some other person.

5.21     DEFECTIVE PRODUCTS

5.21.1 No Group Company has manufactured, sold or supplied products which are or were in any material respect faulty or defective or which do not comply in any material respect with any warranties or representations expressly or impliedly made by it or with all applicable regulations, standards and requirements

5.22     SERVICE LIABILITIES

5.22.1 No Group Company is subject to any liability or obligation (except as implied by law) to service, repair, maintain, take back or otherwise do or not do anything in respect of any goods that have been or are delivered by it.

5.23     PURCHASES AND SALES FROM OR TO ONE PARTY

5.23.1 During the three years immediately preceding the Last Accounts Date neither more than 25 per cent of the aggregate amount of all the purchases, nor more than 25 per cent of the aggregate amount of all the sales, of any Group Company are obtained or made from or to the same supplier or customer (including any person in any way connected with such supplier or customer) nor is any material source of supply to any Group Company, or any material outlet for the sales of any Group Company, in jeopardy or likely to be in jeopardy.

5.24     GUARANTEES AND INDEMNITIES

5.24.1 No guarantee, or agreement for indemnity or for suretyship, given by or for the accommodation of, a Group Company is outstanding.

5.25     INSIDER CONTRACTS

5.25.1 No contract or arrangement to which any Group Company is a party and in which any Warrantor or any director of any Group Company is or has been interested, whether directly or indirectly, is outstanding or was outstanding during the past three years.

5.25.2 No Group Company is a party to, and its profits or financial position during the past three years have not b6en affected by, any contract or arrangement which is not of an entirely arm's length nature.

5.26     Management reports

5.26.1 There have been no reports, commissioned by and concerning any Group Company, by financial; or management consultants during the past three years.

6.       EMPLOYMENT

6.1      EMPLOYEES AND TERMS OF EMPLOYMENT

6.1.1 Full particulars of the identities, dates of commencement of employment, or appointment to office, and terms and conditions of employment of all the employees and officers of each Group Company, including without limitation profit sharing, commission or discretionary bonus arrangements, are fully and accurately set out in the Disclosure Letter.

6.1.2 There are no agreements or arrangements (whether or not legally binding) between any Group Company and any trade union or other body representing employees.

6.1.3 No contract of service exists between any Group Company and a director or employee in relation to which any relevant requirements of CA s 319 have not been fulfilled.

6.2      BONUS SCHEMES

6.2.1 There are no schemes in operation under which any employee of any Group Company is entitled to a commission or remuneration, calculated by reference to the whole or part of the turnover, profits or sales of any Group Company

6.2.2    No Group Company has registered a profit-related pay scheme under ICTA
Part V Chapter III.

6.3      CHANGES IN REMUNERATION

6.3.1 During the period to which the Principal Accounts relate and since the Last Accounts Date or (where employment or holding of office commenced after the beginning of such period) since the commencing date of the employment or holding of office:

         (a) no change has been made in the rate of remuneration, emoluments or pension benefits, of any officer, ex-officer or senior executive of any Group Company (a senior executive being a person in receipt of remuneration in excess of L25,000 per annum);

         (b) no change has been made in any other terms of employment of any officer or senior executive.

6.3.2 No Group Company is bound or accustomed to pay any moneys other than in respect of remuneration or pension benefits to or for the benefit of any officer or employee of any Group Company.

6.3.3 No negotiations for any increase in the remuneration or benefits of any officer or employee of any Group Company are current or likely to take place within six months after the date of Completion.

6.4      TERMINATION OF CONTRACTS OF EMPLOYMENT

6.4.1 All subsisting contracts of service to which any Group Company is a party are determinable at any time on three months' notice or less without compensation (other than compensation in accordance with the Employment Rights Act 1996).

6.4.2 No executive of any Group Company, who is in receipt of remuneration in excess of L25,000 per annum, and no officer of any Group Company has given or received notice terminating his employment, except as expressly contemplated in this agreement, and no such executive or officer will be entitled to give such notice as a result of this agreement.

6.5      INDUSTRIAL DISPUTES AND NEGOTIATIONS

6.5.1 None of the Group Companies or their respective employees is involved in any industrial dispute, and there are no facts known or which would on reasonable enquiry be known to any Group Company or its directors or to the Warrantors which might suggest that there may be any industrial dispute involving a Group Company or that this agreement may lead to any such industrial dispute.

6.6      INDUSTRIAL AGREEMENTS

6.6.1 No Group Company has entered into any recognition agreement with a trade union nor has it clone any act which might be construed as recognition.

6.7      [DELETED]

6,8      PENSIONS

6.8.1 Apart from the pension schemes referred to in Schedule 6 ('the Schemes') no Group Company is under any legal or moral liability or obligation or a party to any ex-gratia arrangement or promise to pay pensions, gratuities, super-annuation allowances or the like, or otherwise to provide 'relevant benefits' within the meaning of ICTA s 612 to or for any of its past or present officers or employees or their dependants; and there are no retirement benefit, or pension or death benefit, or similar schemes or arrangements in relation to or binding on any Group Company or to which any Group Company contributes.

6.8.2 Accurate and complete particulars of the Schemes are contained in or annexed to the Disclosure Letter including copies of the trust deeds and details of current membership.

6.8.3    [DELETED]

6.8.4 The Schemes are exempt approved scheme within the meaning of ICTA s 592 and there is no reason why approval may be withdrawn.

6.8.5 No Group Company has made or proposed any voluntary or ex-gratia payments to any person in respect of any benefit as defined in clause 6.8.1 above.

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6.8.6    No undertaking or assurance (whether legally binding or not) has been given by any Group Company to any person as to the continuance, introduction, increase or improvement of any such benefit or scheme or arrangement as is referred to in clause 6.8.1 of this agreement (including, for the avoidance of doubt, the Disclosed schemes)

6.8.7 All trust deeds, rules and other documents which have at any time governed any scheme run by the Company (including any which have now been superseded or consolidated) together with details of any consents given in respect of any and each amendment are complete, up to date, accurate and comply with all required regulations and statutes.

6.8.8 All required announcements to members of any of the Schemes have been made in accordance with the pensions acts.

6.8.9 All members of the Schemes both current and past have received the correct explanatory booklets and other explanatory literature as is required under the pensions acts.

6.8.10 The audited accounts for the "Belix Staff Pension Scheme" and any which have now been superseded or consolidated are audited to the requirements of the pensions acts and not qualified in any way.

6.8.11 The list of members of the Schemes provided detail all members, pensioners, deferred pensioners and all persons with an interest in each and all Schemes with full particulars of them relevant and sufficient to establish their benefits, including full particulars of any benefit augmentation granted to them.

6.8.12 There are no discretionary benefits provided under and discretionary arrangements relating to the Schemes including any discretionary increases of deferred pensions or pensions in payment

6.8.13 All contributions and premiums which have accrued for payment by the Group Companies under all the Schemes and in accordance with the schedule of contributions prepared under the Pensions Act 1995 and all contributions which have fallen due for payment from members of the Schemes have been duly made and the Group Companies fulfilled all their obligations under the Schemes.

6.8.14 All lump sum death benefits which may be payable under Schemes (other than a refund of the members contributions with interest where appropriate) are fully insured with a reputable insurance company authorised to carry on long term insurance under the Insurance Act 1952. All such contracts under which such benefits are insured are enforceable and there are no grounds on which the insurance company concerned might avoid liability under such policy or contract. Each member and beneficiary has been covered for such insurance by such insurance company at it's normal rates and on its normal terms.

6.8.15 All the Schemes have with out exception been administered in accordance with the trusts powers and provisions of their governing documentation and have been administered in accordance with and comply with all applicable legislation and the requirements of the law.

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6.8.16   No claim has been made or threatened against the trustees or administrators of any of the Schemes or against any persons whom any Group Company is or may be liable to indemnify or compensate (including complaint under the internal dispute resolution procedure or to the pensions ombudsman or occupational pensions regulatory authority) in respect of any act, event, omission or other matter arising out of or in connection with any of the Schemes and there are no circumstances which may give rise to such claims. No Group Company has given an indemnity to any person in connection with any of the Schemes other than contained in the Schemes' governing document.

6.8.17 Every person who is entitled to membership of the Schemes has been invited to join as of the date on which they became so entitled.

6.8.18 The Schemes are available to both full and part time employees of both gender.

6.8.19 The Group Companies have no outstanding liabilities and to the best of the Warrantors knowledge there are no circumstances that could give rise to such liability under any of the Schemes.

6.8.20 All Schemes are registered arm fully comply with the requirements of the Occupational Pension Schemes Regulatory Authority.

6.8.21 The trustees of the Schemes have fully complied with the requirements of the Occupational Pension Schemes Regulatory Authority and all contributions received from members have been invested in the Schemes in a timely manner.

6.8.22 All current documentation relating to the Schemes meets with the requirements of the Occupational Pension Schemes Regulatory Authority.

7.       ASSETS

7.1      OWNERSHIP OF ASSETS

7.1.1 The Group Companies owned at the Last Accounts Date and had good and marketable title to all the assets included in the Principal Accounts and (except for current assets subsequently sold or realised in the normal course of business) still own and have good and marketable title to all assets included in the Principal Accounts (excluding the Properties) and to all assets acquired since the Last Accounts Date.

7.1.2 No Group Company has created or granted or agreed to create or grant any security interest or other encumbrance in respect of any of the fixed assets included in the Principal Accounts (excluding the Properties) or acquired or agreed to be acquired since the Last Accounts Date, otherwise than in the normal course of its business.

7.1.3 Except as disclosed in the Principal Accounts, none of the property, assets, undertaking, goodwill or uncalled capital of any Group Company (excluding the Properties) is subject to, and no Group Company has agreed to grant, any option, charge, lien or encumbrance, or right of pre-emption.

7.2      [DELETED]

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7.3      STOCKS AND WORK IN PROGRESS

7.3.1 In the reasonable opinion of the Warrantors the stock of raw materials, packaging materials and finished goods now held are not excessive and are adequate in relation to the current trading requirements of the businesses of the Group Companies; and none of the stock is obsolete, slow moving, unusable, unmarketable or inappropriate or of limited value in relation to the current business of any Group Company; and no contracts are outstanding which are likely to change this.

7.3.2 The current work in progress of each Group Company is adequate to support anticipated sales for the next 3 months.

7.3.3 The stock-in-trade of each Group Company is in good condition and is capable of being sold by it in the normal course of its business in accordance with its current price list without rebate or allowance to a purchaser,

7.4      RETENTION OF TITLE

7.4.1 No Group Company has purchased any stock, goods or materials from any of its suppliers on terms that property in it does not pass until full payment is made or all indebtedness discharged.

7.5      INSURANCE

7.5.1 All the stock-in-trade and the assets and undertakings of each Group Company of an insurable nature (excluding the Properties) are, and have at all material times been, insured in amounts representing their full replacement or reinstatement value against fire and other risks normally insured against by persons carrying on the same business as that carried on by it.

7.5.2 Each Group Company is now and has at all material times been adequately covered against accident, damage, injury, third party loss (including product liability), loss of profits and other risks normally insured against by persons carrying on the same business.

7.5.3 All insurance is currently in full force and effect, and nothing has been done or omitted to be done which could make any policy of insurance void or voidable or which is likely to result in an increase in premium.

7.5.4 None of the policies is subject to any special or unusual terms or restrictions or to the payment of any premium in excess of the normal rate.

7.5.5 No claim is outstanding or may be made under any of the policies and no circumstances exist which are likely to give rise to such a claim.

7.6      LEASED ASSETS

7.6.1 No circumstance has arisen or is likely to arise in relation to any asset held by a Group Company under a lease or similar agreement whereby the rental payable has been or is likely to be increased.

7.7      PLANT IN WORKING ORDER

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7.7.1    The plant, machinery, vehicles and other equipment used in connection with the business of each Group Company:

         (a) are in a good and safe state of repair and condition and satisfactory working order and have been regularly and properly maintained;

         (b)      are not to any material extent surplus to requirements;

         (c) are in its possession and control, and are its absolute property, save for those items the subject of the hire purchase, leasing or rental agreements listed in the Disclosure Letter, or in respect of which the outstanding payments do not exceed L5,000;

         (d) are not expected to require replacements or additions at a cost in excess of L10,000 within the next six months;

         (e) are all capable and (subject to normal wear and tear) will remain capable throughout the respective periods of time during which they are each written down to a nil value in the accounts of the Group Companies (in accordance with normal recognised accounting principles) of doing the work for which they were designed or purchased.

7.7.2 Maintenance contracts are in full force and effect in respect of all assets of the Group Companies which it is normal or prudent to have maintained by independent or specialist contractors and in respect of all assets which any Group Company is obliged to maintain or repair under any leasing or similar agreement; and all those assets have been regularly maintained to a good technical standard and in accordance with safety regulations usually observed in relation to assets of that description and in accordance with the terms and conditions of any applicable leasing or similar agreement.

7.8      INTELLECTUAl PROPERTY

7.8.1 All Intellectual Property Rights used or required by each Group Company in connection with its business are in full force and effect and are vested in and beneficially owned by it.

7.8.2 The Group Companies are the sole beneficial owners of the Intellectual Property Rights listed in the Disclosure Letter and (where registration is possible) a Group Company has been and is registered as proprietor and each of those Intellectual Property Rights is valid and enforceable and none of them is being used, claimed, opposed or attached by any other person.

7.8.3 No right or licence has been granted to any person by any Group Company to use in any manner or to do anything which would or might otherwise infringe any of the Intellectual Property Rights referred to above; and no act has been done, or omission permitted by any Group Company whereby they or any of them have ceased or might cease to be valid and enforceable.

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

7.8.4 The business of each Group Company (and of any licensee under a licence granted by any Group Company) as now carried on does not and is not likely to infringe any Intellectual Property Right of any other person (or would not do so if the same were valid) or give rise to a liability to pay compensation pursuant to the Patents Act 1977 s 40 and 41 and all licences to any Group Company in respect of any such right are in full force and effect.

7.8.5 No Group Company has (otherwise than in the normal course of business) disclosed or permitted to be disclosed or undertaken or arranged to disclose to any person other than the Purchaser any of its know-how, trade secrets, confidential information, price lists or lists of customers or suppliers.

7.8.6 No Group Company is subject to any secrecy agreement or agreement which may restrict the use of disclosure of information.

7.8.7 Nothing has been done or omitted by any Group Company which would enable any licensee under a licence granted by a Group Company to be terminated or which in any way constitutes a breach of the terms of any licence.

7.8.8 None of the functioning of the software programs used in the operation of equipment by any Group Company has been or will be adversely affected by the fact that the first two digits in the years after 31 December 1999 will be '20'.

8.       PROPERTIES

8.1      TITLE

8.1.1 The Properties comprise all the properties owned, occupied or otherwise used in connection with their businesses by the Group Companies.

8.1.2 Those of the Properties which are occupied or otherwise used by the Group Companies in connection with their businesses are occupied or used by right of ownership or under lease or licence, the terms of which permit the occupation or use.

8.1.3 The Group Companies are the legal and beneficial owners of the Properties.

8.1.4 The information contained in Schedule 5 as to the tenure of each of the Properties, the principal terms of the leases or licences held by the Group Companies, and the principal terms of the tenancies and licences subject to and with the benefit of which the Properties are held is accurate in all respects.

8.1.5 The Group Companies have a good and marketable title to each of the Properties.

8.1.6    [DELETED]

8.1.7 Any lease of any of the Properties granted for more than twenty-one years and less than forty years is either registered at HM Land Registry or not registered because the reversion to it was not registered at the time of grant.

8.1.8 The replies given to enquiries raised by the Purchaser's Solicitors in respect of the Properties are true and accurate in all respects.

8.2      ENCUMBRANCES

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

8.2.1 The Properties are free from any mortgage, debenture, charge, rent-charge, lien or any other encumbrance securing the repayment of monies or other obligation or liability of any of the Group Companies or any other person.

8.2.2 The Properties are not subject to any outgoings other than business rates, water rates and insurance premiums and in the case of leasehold properties rent and service charges.

8.2.3 The Properties are not subject to any restrictive covenants, stipulations, easements, profits prendre, wayleaves, licences, grants, restrictions, overriding interests or other similar rights vested in third parties.

8.2.4 Where any of the matters referred to in clauses 8.2.1, 8.2.2 and 8.2.3 have been disclosed in the Disclosure Letter, the obligations and liabilities imposed and arising under them have been fully observed and performed and any payments in respect of them due and payable have been duly paid.

8.2.5 The Properties are not subject to any option, right of pre-emption or right of first refusal.

8.3      PLANNING MATTERS

8.3.1 The use of each of the Properties is the permitted use for the purposes of the Planning Acts.

8.3.2 Planning permission has been obtained or is deemed to have been granted for the purposes of the Planning Acts with respect to the development of the Properties, no permission has been suspended or called in and no application for planning permission is awaiting decision.

8.3.3 Building regulation consents have been obtained with respect to all development, alterations and improvements to the Properties.

8.3.4    The Group Companies have complied and are complying with:

         (a) all permissions, orders and regulations applicable to the Properties;

         (b) all agreements under the Town and Country Planning Act 1971 s 52 made or planning obligations under the Town and Country Planning Act 1990 s 106 undertaken with respect to the properties; and

         (c) all agreements made under the Highways Act 1980 s 38 with respect to the Properties.

8.3.5 None of the Properties is listed as being of special historic or architectural importance or located in a conservation area.

8.3.6 All claims and liabilities under the Planning Acts or any other legislation have been discharged and no claim or liability, contingent or otherwise, is outstanding.

8.4      STATUTORY OBLIGATIONS

8.4.1 The Group Companies have complied and are complying with all applicable statutory and bye-law requirements with respect to the Properties.

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

8.4.2 There is no outstanding and unobserved or unperformed obligation with respect to the Properties necessary to comply with the requirements (whether formal or informal) of any competent authority exercising statutory or delegated powers.

8.4.3 No licences are required whether under the Licensing Act 1988 or otherwise in relation to any of the Properties.

8.5      ADVERSE ORDERS

8.5.1 There are no compulsory purchase notices, orders or resolutions affecting any of the Properties and there are no circumstances likely to lead to any being made.

8.5.2 There are no closing, demolition or clearance orders, enforcement notices or stop notices affecting the Properties and there are no circumstances likely to lead to any being made.

8.6      CONDITION OF THE PROPERTIES

8.6.1 The buildings and other structures on the Properties are in good and substantial repair and fit for the purposes for which they are used.

8.6.2 There are no disputes with any neighbouring owner with respect to boundary walls and fences or with respect to any easement or right over or means of access to any of the Properties.

8.6.3 The principal means of access to each of the Properties is over roads which have been taken over by the local or other highway authority and which are maintainable at the public expense and no means of access to any of the Properties is shared with any other party nor subject to rights of determination by any other party.

8.6.4 Each of the Properties enjoys the main services of water, drainage, electricity and gas.

8.6.5 None of the Properties is located in an area or subject to circumstances particularly susceptible to flooding.

8.7      INSURANCE

8.7.1 The Properties are insured in their respective full reinstatement values for not less than two years' loss of rent and against third party and public liabilities to an adequate extent.

8.7.2 All premiums payable in respect of insurance policies with respect to the Properties which have become due have been duly paid and no circumstances have arisen which would vitiate or permit the insurers to avoid the policies.

8.7.3 The information in the Disclosure Letter with respect to the insurance policies is accurate in all respects.

8.8      LEASEHOLD PROPERTIES

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

8.8.1 The relevant Group Companies have paid the rent and observed and performed the covenants on the part of the tenant and the conditions contained in any leases (which expressions in this clause 8.8 includes underleases) under which the Properties are held, and the last demand (or receipts for rent if issued) were unqualified, and all the leases are valid and in full force.

8.8.2 All licences, consents and approvals required from the landlords and any superior landlords under any leases of the Properties have been obtained and the covenants on the part of the tenant contained in the licences, consents and approvals have been duly performed and observed.

8.8.3 There are no rent reviews under the leases of the Properties held by the Group Companies in progress.

8.8.4 No obligation necessary to comply with any notice or other requirement given by the landlord under any leases of the Properties is outstanding and unobserved or unperformed.

8.8.5 There is no obligation to reinstate any of the Properties by removing or dismantling any alteration made to it by Group Companies or any predecessor in title to the Group Companies other than as referred to in the respective leases of the Properties.

8.8.6 No Group Company has entered into an authorised guarantee agreement under the Landlord and Tenant (Covenants) Act 1995, s 16 in respect of any property.

8.8.7 No Group Company has the right to call for an overriding lease of any property under the Landlord and Tenant (Covenants) Act 1995, s 19.

8.8.8 No Group Company has entered into an agreement with the lessor of any of the Properties specifying circumstances in which it would be reasonable for the lessor to withhold its consent to an assignment in accordance with the Landlord and Tenant Act 1927, s 19(1A).

8.8.9    All landlords fixtures and fittings are at the relevant Properties.

8.8.10 There are no covenants or other matters affecting the freehold titles of the Properties which adversely affect the leasehold titles of the Properties.

9.       THE ENVIRONMENT

9.1      AUTHORISATIONS

9.1.1 Full particulars are given in the Disclosure Letter of all material authorisations, permissions, consents, licerices and agreements
("authorisations") (if any) held by each Group Company:-

          (a)     to abstract water;

          (b)     to hold raw materials, products or wastes;

          (c)     to carry on processes;

          (d)     to construct and maintain buildings, plant and equipment; and

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          (e)     to keep, treat, carry, consign and dispose of waste materials, gases and effluents.

         All authorisations (if any) have been lawfully obtained and are in full force and effect.

9.1.2 Each Group Company has complied with all conditions attaching to the authorisations, and the Warrantors are not aware of any circumstances which would make it impossible or difficult for any Group Company to comply with such conditions in the future.

9.1.3 No Group Company has received any communication revoking, suspending, modifying or varying any of the authorisations and is not aware of any circumstances which might give use to any such communication being received.

9.2      COMPLIANCE WITH ENVIRONMENTAL PROTECTION LAWS

9.2.1 No Group Company has committed any breach of statutory requirements for the protection of the environment or of human health or amenity, and they have acted at all times in conformity with all relevant codes or practice, guidance, notes, standards and other advisory material issued by any competent authority,

9.2.2 No Group Company has received any communication from any competent authority in respect of the Group Company's business, failure to comply with which would constitute breach of any statutory requirements or compliance with which could be secured by further proceedings. The Warrantors are not aware of any circumstances which might give rise to any such communication being received.

9.3      ENVIRONMENTAL LIABILITY

9.3.1 The Group Companies are not aware of any actual or potential environmental liability of the part of any Group Company arising from any activities or operations of any Group Company from wastes or other substances used, kept or produced by any Group Company or from the condition of any properties now or formerly owned or occupied by any Group Company or facilities now or formerly used by any Group Company.

9.4      WASTE AND OTHER SUBSTANCES

9.4.1 Each Group Company has at all times taken all necessary steps to ensure proper keeping, treatment, consignment, carriage and disposal of wastes produced in the course of the Group Company's business so as to comply with all statutory requirements and duties and in accordance with all codes of practice, notes, standards and other advisory material issued by any competent authority. For the purposes of this warranty "wastes" includes substances which are wastes to a Group Company notwithstanding that they may be of value or utility to some other person.

9.4.2 Without prejudice to the generality of sub-paragraph 9.4.1 each Group Company has taken all necessary steps to ensure:-

         (a) that all such wastes are consigned only to a properly authorised disposer or carrier for disposal at a facility licensed to receive such wastes;

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         (b)      that all such wastes have been properly described; and

         (c) that adequate contractual rights exist so as to enable the Group Company to obtain indemnity for any claim arising against the Group Company in respect of such wastes by reason of breach of statutory duty, lack of due care, or malpractice on the part of the disposer or carrier;

         Particulars of all relevant contract are given in the Disclosure
Letter.

9.4.3 No dispute, claim or proceedings exist between any Group Company and any disposer or carrier with regard to the Group Company's wastes, whether or not yet consigned to such disposer or carrier, and the Warrantors are not aware of any circumstances which are likely to give rise to such dispute, claim or proceedings;

9.4.4 All other substances used or kept by each Group Company are stored, handled AND used in such a way as to minimise the risk of environmental Liability and there have been no unintended discharges or escapes of such substances so as to present the risk of environmental liability.

9.5      CONDITION OF SITES

9.5.1 So far as the warrantors are aware (not having made any enquiry in respect of the time prior to the date of creation of the Group Companies' respective interests in the Properties) all sites owned or occupied by the Group Companies are free from any contamination which could give rise (whether on the relevant site or elsewhere to environmental liability.

9.5.2 The Warrantors are not aware of any circumstances which may require expenditure (whether by any Group Company or by any other person or authority) on cleaning up or decontaminating any sites now owned or occupied by any Group Company so as to avoid or reduce the risk of environmental liability or which may require expenditure on investigatory, monitoring, precautionary or remedial engineering measures in relation to any such site, nor are the Warrantors aware of circumstances which may give rise to a claim against any Group Company in respect of such expenditure on any site formerly owned or occupied by any Group Company.

9.5.3 No communication has been received from any competent authority relating to the condition of any site now or formerly owned or occupied or relating to a proposal for the inclusion of any such site in any register of potentially contaminated land nor are the Warrantors aware of any circumstances likely to give rise to the service of such a communication.

9.6      ENVIRONMENTAL INFORMATION

9.6.1 The Group Companies have at all times supplied to the competent authorities such information and assessments as to the Group Companies;' processes, substances, discharges, wastes, and effluents as are required by law to be supplied. All such information given (whether under a legal obligation or otherwise) was correct at the time the information was supplied and so far as the Warrantors are aware all information contained on public registers relating to such matters is correct.

9.7      INTERNAL ENVIRONMENTAL POLICY AND AUDITS

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9.7.1    The Group Companies have complied with any internal or published statements of corporate environmental policy and operating procedures.

9.7.2 No environmental investigations, audits or appraisals have been undertaken or commissioned by the Group Companies of the Group Companies' operations, plant, equipment or sites ("audits").

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                                   SCHEDULE 4

                                DEED OF INDEMNITY

THIS DEED is made the          day of                 2000
Between:

1 'THE COVENANTORS': the persons whose names and addresses are set out in the Schedule.

2 'THE COMPANY': The Belix Company Limited (registered no1567245) whose registered office is at Techview House, Cox Lane, Chessington, Surrey KT9 lSB on behalf of itself and each Group Company.

RECITAL:

This deed is entered into pursuant to an agreement made between the Covenantors and others (1) and Xcel Power Systems Limited ('the Purchaser') (2) relating to the sale of all the ordinary share capital of the Company ('the Agreement').

OPERATIVE PROVISIONS:

1.       DEFINITIONS

In this deed:

1.1 Words and expressions defined in the Agreement shall, except where otherwise provided or expressly defined below, have the same meaning in this deed.

1.2 'Taxation' means all forms of taxation, duties, imposts and levies whatsoever and whenever imposed and whether of the United Kingdom or elsewhere, and without prejudice to the generality of that expression includes:

1.2.1 income tax, corporation tax, capital gains tax, inheritance tax, duty stamp duty reserve tax, rates, value added tax, customs and other import duties and national insurance contributions, any payment whatsoever which the Company may be or become bound to make to any person as a result of any enactment relating to taxation and any other taxes, duties or levies supplementing or replacing any of the above;

1.2.2 all costs, charges, interest, fines, penalties and expenses incidental, or relating, to any Taxation.

1.3 Where the context admits, 'Company' includes each Group Company, so that this deed shall apply to each Group Company as if it were the Company, and the covenants given by the Covenantors are expressly given to each Group Company and may be enforced against the Covenantors by each and every Group Company acting jointly or severally.

1.4 'Relief' includes any relief, allowance, exemption, set-off or deduction in computing or against profits, income or gains of any description or from any source, or credit against Taxation.

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1.5      'Liability to Taxation' means any liability to make a payment in respect of Taxation but does not include:

1.5.1 the loss, counteracting or clawing back of any Relief which would otherwise have been available to the Company;

1.5.2 the nullifying, cancellation or set-off of a right to repayment of Taxation which would otherwise have been available to the Company; provided however that if such loss, counteracting or clawing back of any such Relief as is referred to in clause 1.5.1 or the nullifying, cancellation or set-off of that right to repayment as is referred to in clause 1.5.2 results in the Company thereby suffering a liability to make a payment in respect of Taxation, that liability shall itself be a 'Liability to Taxation' for the purposes of this deed.

1.6 'Claim for Taxation' includes any notice, demand, assessment, letter or other document issued, or action taken, by or on behalf of the Inland Revenue or Customs and Excise authorities or any other statutory or governmental authority or body whatsoever in any part of the world, whereby it appears that the Company is or may be subject to a liability to Taxation (whether or not it is primarily payable by the Company and whether or not the Company has or may have any right of reimbursement).

1.7 'Final Determination' means in relation to a Claim for Taxation where there is an appeal against that assessment:

1.7.1 an agreement under TMA s 54 or any legislative provision corresponding to that section; or

1.7.2 a decision of a court or tribunal from which either no appeal lies, or in respect of which no appeal is made within the prescribed time limit.

2.    INDEMNITY

2.1 Subject as provided below, the Covenantors jointly and severally covenant with the Company (for itself and as trustee for each Group Company) that they will indemnify each Group Company against:

2.1.1 either any Liability to Taxation or any depletion in the value of the assets of the Company arising by reason of or in consequence of or in connection with any Liability to Taxation;

2.1.2    any settlement of a Claim for Taxation; and

2.1.3 the costs incurred by the Company in relation to any demands, actions, proceedings and claims in respect of Liabilities to Taxation or Claims for Taxation.

2.2 The indemnity in clause 2.1 shall apply only where the Liability to Taxation or the Claim for Taxation:

2.2.1 is made wholly or partly in respect of or in consequence of any acts, omissions or transactions of the Company or of the Covenantors occurring or entered into on or before the date of this deed; or

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

2.2.2 results from or is calculated by reference to any actual or deemed income, profits or gains earned, received or accrued, or deemed to have been earned, received or accrued, on or before that date; or

2.2.3 results from or is made by reference to any dividend or distribution paid or made, or deemed to have been paid or made, before that date.

2.3 In respect of any payment due from the Covenantors under clause [2.1], the Company may if it is satisfied that it will be or has been subject to a Liability to Taxation calculate and demand in writing from the Covenantors from time to time such amount as will ensure that the net receipt to the Company (after Taxation) in respect of the payment is the same as it would have been were the payment not subject to Taxation in the hands of the Company.

3.    EXCLUSIONS

3.1 The indemnity in clause 2.1 shall not apply to any Liability to Taxation or Claim for Taxation:

3.1.1 to the extent that an appropriate provision or reserve was made in the Principal Accounts or was specifically referred to in the notes to those Accounts;

3.1.2 for which the Company is or may become liable wholly or primarily as a result of transactions in the normal course of its business after the Last Accounts Date;

3.1.3 to the extent that the Liability or Claim arises as a result only of the appropriate provision or reserve in the Principal Accounts being insufficient by reason of any increase in rates of Taxation made after the date of the Agreement;

3.1.4 which would not have arisen but for a voluntary act or transaction carried out by the Company after the date of this deed otherwise than in the normal course of business;

3.2 The total liability of the Covenantors under this deed in respect of a Claim for Taxation shall not in any event exceed the aggregate amount of the consideration for the Shares actually received by them pursuant to the Agreement.

3.3 The Covenantors shall not be liable to the Company for any Claim for Taxation in respect of any act, omission or circumstances occurring prior to 2nd October 1981 save to the extent that any act omission or other conduct of the Covenantors after that date shall have increased the amount of any such Claim for Taxation and then only in respect of the said increase.

4.    MITIGATION

4.1 Except as provided in clause 4.2, the Covenantors shall be liable under the indemnity in clause 2.1 notwithstanding any Reliefs, rights of repayment or other rights or claims of a similar nature, which may be available to any person entitled to the benefit of the indemnity to set against or otherwise mitigate any Liability to Taxation, so that the indemnity in clause 2.1 shall take effect as though no such Reliefs, rights of repayment or other rights or claims were available.

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

4.2 The provisions of clause 4.1 shall not apply if and to the extent that the Reliefs, rights of repayment, or other rights or claims mentioned in that clause arose:

4.2.1 wholly or mainly by reason of any act, omission or transaction of any Group Company before the Last Accounts Date;

4.2.2 wholly or mainly by reason of any act, omission or transaction of the Covenantors which does not cause the Company to incur any liabilities, costs or expenses (unless the Company receives a satisfactory indemnity against them) and, without prejudice to the generality of this clause, the Company shall co-operate at the cost of the Covenantors in making a claim for group relief which falls within this clause.

4.3 Where and to the extent that clause 4.2 applies, credit shall be given to the Covenantors against any liability under this deed for any such Reliefs, rights of repayment or other rights or claims as are mentioned in clause 4.1.

4.4 When the Covenantors have satisfied an obligation under this deed to indemnify the Company against a Liability to Taxation and the Company has (whether by operation of law, contract or otherwise) a right of reimbursement (including by way of indemnity) against any other person or persons in respect of the Liability to Taxation, the Company shall take all reasonable steps to enforce the right, giving credit to the Covenantors for any sum recovered by the Company by reason of the right, or shall at the request and expense of the Covenantors assign the right to the Covenantors, in such form as they shall reasonably require.

4.5      If:

4.5.1 any provision for Taxation contained in the Principal Accounts is or has been at the date that any payment is due to be made by the Covenantors under clause 2 certified by the Company's auditors at the Covenantors' request and expense to be an over-provision; or

4.5.2 the tax liability which has resulted in the payment by the Covenantors gives rise to a corresponding saving for any Group Company; the value (as certified by the Company's auditors) of the over-provision or corresponding provision shall be set off first against the payment then due from the Covenantors and secondly (to the extent there is any excess) against any further such payment(s) in chronological order until exhausted but if it is subsequently found that the over-provision or corresponding saving as certified was not in fact an over-provision or corresponding saving or that the certified amount or value was excessive any amount which has been set off under this clause in respect of the purported over-provision or corresponding saving shall on demand be repaid forthwith by the Covenantors to the Purchaser or (as the case may be) to the appropriate Group Company, the obligations of the Covenantors to make the repayment being joint and several.

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

5.       CONDUCT OF CLAIMS

5.1 The Company shall notify the Covenantors in writing of any Claim for Taxation which comes to its notice whereby it appears that the Covenantors are or may become liable to indemnify the Company under this deed. Where a time limit for appeal applies to the Claim, the notification shall be given as soon as reasonably possible after the date on which the Claim comes to the notice of the Company but, where no time limit applies or the period to which the limit relates has not commenced, the notification shall be given within fifty six days of that date.

5.2 The Company shall ensure that a Claim for Taxation to which this deed applies is so far as reasonably practicable not paid prematurely; and for this purpose any payment made by the Company to avoid incurring interest or any penalty in respect of unpaid taxation shall be deemed not to be paid prematurely.

6.       DATES FOR AND QUANTUM OF PAYMENTS

6.1 This clause shall apply solely for determining the date on which any payments or repayments shall be made by or to the Covenantors pursuant to this deed and (where expressly provided) the amounts of the payments or repayments.

6.2 The Covenantors shall make payment to the Company to the extent that and on the date on which the Company discharges or is deemed to discharge a Liability to Taxation in respect of which the Company is entitled to be indemnified under this deed.

6.3 The Company shall make a repayment to the Covenantors to the extent that and on the date on which the Company receives any repayment of any amount paid in respect of any Liability to Taxation pursuant to clause 6.2. Any repayment to the Covenantors pursuant to this clause 6.3 shall not prejudice the right of the Company to recover from the Covenantors under this deed in the event that a further Liability to Taxation is imposed upon the Company, whether in respect of matters to which the repayment relates or otherwise.

6.4 For the purposes of clause 6.2, the Company shall be deemed to discharge a Liability to Taxation:

6.4.1    on the date on which the Company pays any amount of Taxation;

6.4.2 on the date on which any Liability to Taxation would have fallen due but for Reliefs, rights of repayment or other rights or claims of a similar nature to which clause 4.1 applies.

6.5 For the purpose of clause 6.3, the Company shall be deemed to receive a repayment:

6.5.1 on the date on which the Company receives a repayment of Taxation to which clause 6.2 applies;

6.5.2 if and when the Company would have received a repayment but for a Liability to Taxation in respect of which the Company is not entitled to be indemnified under this deed;

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

6.5.3 if and when the Company would have received a repayment had the Liability to Taxation been discharged by a payment of Taxation; or

6.5.4 if and when the Company is able to obtain the benefit of a reduction in its Liability to Taxation of the right to repayment.

6.6 Upon Final Determination of a relevant Claim for Taxation the Covenantors shall promptly pay to the Company such amount or further amount in addition to any sums already paid under this deed as is required to cover the full liability of the Covenantors under this deed.

6.7 Any dispute in relation to the provisions of clauses 6.4, 6.5 or 6.6 may be referred, by the Company or the Covenantors, to the auditors for the time being of the Company, acting as experts and not as arbitrators, whose certificate shall be final and binding upon the parties in the absence of manifest error.

7.       GENERAL

7.1 The Company shall procure that each other Group Company performs its obligations under this deed.

7.2 This deed shall be binding on the Covenantors and their respective successors and personal representatives.

7.3 The benefit of this deed may not be assigned in whole or in part by the Covenantors.

7.4 The provisions of the Agreement relating to notices shall apply to any notice to be given under, or in connection with, this deed.

7.5 The construction, validity and performance of this deed shall be governed by the laws of England.

IN WITNESS whereof the parties have executed this Debenture as a deed the day and year first before written

Executed as a Deed by                      )
THE BELIX COMPANY                          )
LIMITED by two directors or                )
a director and secretary                   )

                                    Director:

                                    Director/Secretary::

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

Executed As a Deed by the said             )

MICHAEL JOHN GOODWIN                       )

in the presence of:                        )


Witness Name .................

Signature ....................

Address ......................

Occupation ...................


Executed as a Deed by the said             )

ALAN HARRINGTON                            )

in the presence of:                        )


Witness Name .................

Signature ....................

Address ......................

Occupation ...................


Executed as a Deed by the said             )

EILEEN HARRINGTON                          )

in the presence of:                        )


Witness Name .................

Signature ....................

Address ......................

Occupation ...................

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

Executed as a Deed-by the said             )

ROGER BARTON MASON                         )

in the presence of:                        )


Witness Name .................

Signature ....................

Address ......................

Occupation ...................


Executed as a Deed by the said             )

PEGGY MASON                                )

in the presence of:                        )


Witness Name .................

Signature ....................

Address ......................

Occupation ...................


Executed as a Deed by the said             )

STEPHEN LEONARD PELLETT                    )

in the presence OF:                        )


Witness Name .................

Signature ....................

Address ......................

Occupation ...................

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

Executed as a Deed by the said             )

BRIAN ALFRED READ                          )

in the presence of:                        )


Witness Name .................

Signature ....................

Address ......................

Occupation ...................


Executed as a Deed by the said             )

SANDRA ROBERTS                             )

in the presence of:                        )


Witness Name .................

Signature ....................

Address ......................

Occupation ...................

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


                                  THE SCHEDULE

                       NAMES AND ADDRESSES OF COVENANTORS

  ---------------------------------
    Covenantors' Name and Address
  ---------------------------------

  Michael John Goodwin
  Little Llandinier
  Garthmyl
  Montgomery
  Powys SY15 6SD
  ---------------------------------
  Alan Harrington
  44 Franklands Drive
  Rowtown
  Addlestone
  Surrey KT15 lEG
  ---------------------------------
  Eileen Harrington
  44 Franklands Drive
  Rowtown
  Addlestone
  Surrey KT15 lEG
  ---------------------------------
  Roger Barton Mason
  Little Firs
  Bucks Green
  Rudgwick
  Sussex RH12 3JF I
  ---------------------------------
  Peggy Mason
  Little Firs
  Bucks Green
  Rudgwick
  Sussex RH12 3JF
  ---------------------------------

  ---------------------------------
  Stephen Leonard Pellett
  63 Surbiton Hill Park
  Berrylands
  Surbiton
  Surrey KT5 8EH
  ---------------------------------
  Brian Alfred Read
  10 Leewood Way
  Effingham
  Surrey KT24 5JN
  ---------------------------------
  Sandra Ann Roberts
  41 The Drive
  Ewell Court
  Epsom
  Surrey KT19 OAR
  ---------------------------------

                                       8O

                                   SCHEDULE 5

                      Short particulars of the properties

                 Leasehold properties and details of the leases



a) Unit 1 (formerly Spillers Bakery) Cox Lane Chessington Surrey - Underlease dated 16th December 1988 between RacaI-Decca Marine Navigation Limited (1) The Belix Company Limited (2) and Techview Limited (3) for 11 years from 26th September 1988.

b) Unit 23 Mochdre Industrial Estate Newtown Powys - Lease dated 3rd January 1984 between The Development Board for Rural Wales (1) and Belix (Wales) Limited (2) for 25 years from 1st January 1984.


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


                                   SCHEDULE 6

                                Pension Schemes



The Belix Company Limited and Subsidiary Company staff Pension Scheme established by Declaration of Trust dated 21 August 1985.

The Belix Company Executive Pension Scheme with Standard Life as evidenced by a participation agreement dated 6th September 1988 between the Company and Standard Life Trustee Company Limited.


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


                                   SCHEDULE 7

                        WARRANTORS' PROTECTION PROVISIONS



(1) The liability of the Warrantors in relation to the Warranties (save for the Warranties contained in clause 3 of Schedule 3) shall cease on the expiry of the second anniversary of the date of this agreement and in respect of the Warranties contained in clause 3 of Schedule 3 shall cease on the expiry of the seventh anniversary of the date of this agreement save as regards any alleged specific breach of which notice in writing (containing details of the event or circumstance giving rise to the breach, the basis upon which the Purchaser is making a claim against the Warrantors and the total amount of liability which results) has been given to the Warrantors prior to that anniversary.

(2) The Warrantors shall not be liable for any Warranty Claim unless and until their aggregate liability (or what would be their liability apart from this paragraph) for all Warranty Claims exceeds L20,000 whereupon they shall be liable for the full amount of such claim.

(3) The total liability of the Warrantors under the Warranties shall not in any event exceed the amount of the consideration for the Shares actually received by all the Warrantors.

(4) In the event of any Warranty Claim being established the Warrantors shall be entitled to set off against the amount of any depletion in or reduction in the value of the assets of the Group Companies giving rise to the Claim the amount by which (after adjustment where appropriate for Taxation in respect of revenue items) the position of the Group Companies (taken as a whole) in respect of any other matter is established to be better than as so warranted (after adjustments where appropriate for Taxation).

(5) The Warrantors shall not be liable for any Warranty Claim to the extent that the subject matter of the Claim is taken into account in determining an adjustment to the purchase consideration for the Shares in accordance with the provisions of clause 4 no in respect of any act omission or circumstances arising prior to the 2nd October 1981 except to the extent that such warranty claim was increased by any act omission or other conduct of the Warrantors after such date and in such circumstances only then for the amount of such increase so arising.

(6) If the Purchaser and the Group Companies, or any of them, are entitled to make a claim in respect of any act, event or default both under the Warranties and under the Deed of Indemnity, the claim shall be made first under the Warranties and any amount payable to the Purchaser or any Group Company under the Deed of Indemnity shall be reduced to the extent of the claim.


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